Exhibit 10.1

CREDIT AGREEMENT

dated as of

February 2, 2016

among

UNITED FIRE GROUP, INC.

THE LENDERS PARTY HERETO

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and Letter of Credit Issuer

(continued)

(continued)

(continued)

Exhibits

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Request
Exhibit C – Form of Interest Election

Schedules

Pricing Schedule
Schedule 2.01 – Lender Commitments
Schedule 3.05 – Insurance Company Jurisdictions
Schedule 3.06 – Subsidiaries; Investments
Schedule 3.13 – Equity Interest Obligations
Schedule 3.15 – ERISA Matters
Schedule 6.01 – Existing Debt
Schedule 6.02 – Existing Liens
Schedule 6.10 – Existing Restrictive Agreements

This CREDIT AGREEMENT (“this Agreement”) is made and entered into as of February 2, 2016 among:

(i)	UNITED FIRE GROUP, INC., an Iowa corporation, and its successors and permitted assign, as the Borrower;

(ii)	the LENDERS party hereto;

(iii)	KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent; and

(iv)	KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacities as the Swingline Lender and as a Letter of Credit Issuer.

Recitals:

A.    The Borrower desires to borrow funds and obtain Letters of Credit under this Agreement for general corporate purposes, including liquidity, acquisitions, and working capital.

B.    The Lenders and the Letter of Credit Issuers are willing to make Loans or issue or participate in Letters of Credit hereunder upon and subject to the terms and conditions set forth in this Agreement.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual agreements of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accumulated Other Comprehensive Income” or “Accumulated Other Comprehensive Loss” means, as at any date of determination, the amount of Consolidated accumulated other comprehensive income (or loss), as applicable, of the Borrower and its Subsidiaries, as reflected on the balance sheet of the Borrower as of such date in accordance with GAAP.

“Acquisition” means, with respect to any Person, (i) the purchase by such Person of all or a significant part of a business, division or other business unit conducted by any other Person, whether such purchase is of assets or Equity Interests, (ii) the merger, consolidation or amalgamation of such Person with any other Person or (iii) any transaction that is considered to be a change in control of such Person under the “Insurance Holding Company Systems Act” of the Applicable Insurance Code, to the extent applicable.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Adjustment.

“Administrative Agent” means KeyBank National Association, in its capacity as administrative agent under the Loan Documents, and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” has the meaning specified in Section 2.15(e).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by or under common Control with such specified Person.

“Agent” means the Administrative Agent.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half percent (0.50%), and (c) the Adjusted LIBO Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the most recent Business Day), plus one percent (1.00%). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate will be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Insurance Code” means, as to any Insurance Company or any other Person that is a regulated insurance company, the insurance code or other statute of any state where such Insurance Company or other Person is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

“Applicable Insurance Regulatory Authority” means, when used with respect to any Insurance Company, the insurance department or similar administrative authority or agency located in the state in which such Insurance Company is domiciled.

“Applicable Rate” means for any day:

(a)    with respect to any Loan that is a Base Rate Loan, the applicable rate per annum set forth in the Pricing Schedule in the column below the caption “Base Rate Margin” and in the row corresponding to the “Pricing Level” that applies for such day;

(b)    with respect to any Loan that is a Eurodollar Loan, the applicable rate per annum set forth in the Pricing Schedule in the column below the caption “Eurodollar Margin” and in the row corresponding to the “Pricing Level” that applies for such day; and

(c)    with respect to the commitment fees payable pursuant to Section 2.12(a), the applicable rate per annum set forth in the Pricing Schedule in the column below the caption “Commitment Fee Rate” and in the row corresponding to the “Pricing Level” that applies for such day.

In each case, the “Applicable Rate” will be based on the Best Rating as of the relevant determination date; provided that at any time when an Event of Default has occurred and is continuing, the Applicable Rate for such commitment fees only will be that set forth in the Pricing Schedule as Pricing Level III.

“Assignment” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assumed Reinsurance” means reinsurance assumed by any Insurance Company from another Person (other than from another Insurance Company).

“Base Rate”, when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Best” means A.M. Best Company, Inc. and its successors and assigns or, if it shall be dissolved or shall no longer assign ratings to insurance companies, then any other nationally recognized insurance statistical rating agency proposed by the Borrower and approved by the Administrative Agent, which approval shall not be withheld or delayed unreasonably.

“Best Rating” means, as of any date, the Issuer Credit Rating by Best on such date of the Borrower.

“Blocked Person” has the meaning specified in Section 3.08(d).

“Board of Directors” means, the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrower” means United Fire Group, Inc., an Iowa corporation.

“Borrowing” means Loans of the same Interest Type made, converted or continued on the same day and, in the case of Eurodollar Loans, as to which the same Interest Period is in effect. The term “Borrowing” does not apply to a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Cleveland, Ohio are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person. The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuers or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Letter of Credit Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Letter of Credit Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Ceded Reinsurance” means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Company to any other Person (other than to another Insurance Company), other than Surplus Relief Reinsurance.

“Change in Control” means, the occurrence of any of the following:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause (i) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than any one or more of the following: (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (B) 35% of the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower;

(ii)    individuals who constituted the Board of Directors of the Borrower at any given time (together with any new directors whose election or nomination was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors at such time or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(iii)    the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(iv)    the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower (in each case other than as permitted under the provisions of Section 6.03), or the sale of all or substantially all the assets of the Borrower (determined on a Consolidated basis) to another Person; or

(v)    The Borrower ceases to own, directly or through Subsidiaries (in each case other than as permitted under the provisions of Section 6.05), (A) 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in each Material Subsidiary or (B) 100% of the aggregate equity value represented by the issued and outstanding Equity Interests in each Material Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, if later, the date on which it first becomes a Lender), of any of the following: (a) the adoption of any law, rule or regulation, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Letter of Credit Issuer (or, for purposes of Section 2.15(b), by any lending office of such Lender or Letter of Credit Issuer or by such Lender’s or Letter of Credit Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Combined Statutory Surplus” means, as of any date, the sum, but without duplication of the Statutory Surpluses of Subsidiaries, of the respective Statutory Surpluses of all the Insurance Companies on such date.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Swingline Loans and Letters of Credit hereunder,

expressed as an amount representing the maximum aggregate amount of such Lender’s Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.11 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment pursuant to which such Lender shall have assumed its initial Commitment, as applicable. The aggregate amount of the Commitments as of the Effective Date is $50,000,000.

“Consolidated” means the Borrower and its Subsidiaries, taken as a whole in accordance with GAAP.

“Consolidated Assets” means, as at the date of any determination, the net book value of all assets of the Borrower and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Liabilities” means, as at any date of determination, all liabilities of the Borrower and its Subsidiaries as of such date classified as liabilities in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Net Income” means, with respect to any Fiscal Quarter, the greater of (a) the Borrower’s Consolidated net, after tax earnings (determined in accordance with GAAP) during such period, but computed without inclusion of, as applicable, Other Comprehensive Income or Other Comprehensive Loss, and (b) zero dollars ($-0-).

“Consolidated Net Worth” means, as at any date of determination, (a) all Consolidated Assets (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the date of this Agreement) as of such date, minus (b) all Consolidated Liabilities as of such date, and (c) as applicable, plus Accumulated Other Comprehensive Loss or minus Accumulated Other Comprehensive Income.

“Control” means possession, directly or indirectly, of the power (a) to vote 20% or more of any class of voting Equity Interests of a Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting Equity Interests, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Current Redeemable Equity” means any preferred stock or other preferred Equity Interests, which in either case, is subject to mandatory redemption at the option of the holder thereof at any time prior to the date that is six (6) months after the Maturity Date (as it exists on any date of determination).

“Debt” of any Person means, without duplication:

(a)    all obligations of such Person for borrowed money or advances of any kind,

(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c)    all obligations of such Person on which interest charges are customarily paid (other than obligations where interest is levied only on late or past due amounts),

(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(e)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business),

(f)    all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed,

(g)    all Guarantees by such Person of Debt of others,

(h)    all Capital Lease Obligations of such Person,

(i)    all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business),

(j)    all capital stock of such Person which is required to be redeemed or is redeemable at the option of the holder if certain events or conditions occur or exist or otherwise, and

(k)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor pursuant to law or judicial holding as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor; provided that Debt shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by an Insurance Company, (ii) Reinsurance Agreements or Retrocession Agreements, (iii) obligations with respect to Surplus Relief Reinsurance ceded by an Insurance Company, or (iv) commitments of the Borrower or a Subsidiary to make a capital contribution or other Investment in any other Person.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions, including foreign, from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Letter of Credit Issuer, the Swingline Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Letter of Credit Issuer, the Swingline Lender or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b) hereof) upon delivery of written notice of such determination to the Borrower, each Letter of Credit Issuer, the Swingline Lender and each Lender.

“Dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means each Subsidiary that is not a Foreign Subsidiary.

“Effective Date” means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effects of the environment on health and safety.

“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any Equity Rights.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 4 14(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the failure of Borrower to satisfy the minimum funding standards under Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to each Plan; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under any of Sections 4062, 4063, 4064 or 4069 of ERISA; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“Eurodollar”, when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” has the meaning specified in Article 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to any Lender Party or other recipient of a payment made by or on account of any obligation of the Borrower hereunder:

(a)    income or franchise taxes imposed on (or measured by) its net income, receipts, capital or net worth by the United States (or any jurisdiction within the United States, except to the extent that such jurisdiction within the United States imposes such taxes solely in connection with such Lender Party’s enforcement of its rights or exercise of its remedies under the Loan Documents), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (collectively, “Income Taxes”);

(b)    any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above;

(c)    in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.17(e); and

(d)    any United States federal withholding taxes imposed pursuant to FATCA.

Notwithstanding the foregoing, a withholding tax will not be an “Excluded Tax” to the extent that (A) it is imposed on amounts payable to a Foreign Lender by reason of an assignment made to such Foreign Lender at the Borrower’s request pursuant to Section 9.15, (B) it is imposed on amounts payable to a Foreign Lender by reason of any other assignment and does not exceed the amount for which the assignor would have been indemnified pursuant to Section 2.17(a) or (C) in the case of designation of a new lending office, it does not exceed the amount for which such Foreign Lender would have been indemnified if it had not designated a new lending office.

“Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of such Lender’s Loans at such time, (b) such Lender’s Swingline Exposure at such time and (c) such Lender’s LC Exposure at such time.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as in effect on the date of this Agreement (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official governmental interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Cleveland, or, if such rate is not so published on such Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Financial Officer” means the chief financial officer, treasurer, any assistant treasurer, the controller or any assistant controller of the Borrower.

“Financing Transactions” means any one or more of the execution, delivery and performance by the Borrower of the Loan Documents to which it is to be a party, the borrowing of Loans, and the issuance of Letters of Credit hereunder.

“Fiscal Quarter” means a fiscal quarter of the Borrower.

“Fiscal Year” means a fiscal year of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside the United States.

“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, and conducting a material portion of its operations outside the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Letter of Credit Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Letter of Credit Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use, in whole or in part, IFRS in lieu of GAAP for financial reporting purposes, the Borrower may elect by written notice to the Administrative Agent to so use IFRS (or, to the extent permitted by the SEC and consistent with pronouncements of the Financial Accounting Standards Board and the International Accounting Standards Board, portions thereof from time to time) in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS (or, if applicable, such portions) as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition (and as theretofore modified pursuant to this sentence), in each case subject to Section 1.04.

“Governmental Authority” means the government of the United States or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligations to pay money of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other such obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other such obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other such obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other such obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Income Taxes” has the meaning specified in clause (a) of the definition of Excluded Taxes.

“Indemnified Taxes” means all Taxes except Excluded Taxes.

“Insurance Company” means, at any time, the Borrower, if the Borrower is then a regulated insurance company, and each Insurance Subsidiary.

“Insurance Subsidiary” means a Subsidiary that is a regulated insurance company. As of the date of this Agreement, Addison Insurance Company, Financial Pacific Insurance Company, Franklin Insurance Company, Lafayette Insurance Company, Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., UFG Specialty Insurance Company, United Fire & Casualty Company, United Fire & Indemnity Company, United Fire Lloyds, and United Life Insurance Company constitute the Insurance Subsidiaries.

“Intercompany Pooling Arrangement” means the Second Amended and Restated Reinsurance Pooling Agreement dated January 1, 2012, as amended by Amendment #1 to Second Amended and Restated Reinsurance Pooling Agreement dated July 1, 2015 and as further amended, restated, modified and supplemented and in effect from time to time.

“Interest Election” means an election by the Borrower to change or continue the Interest Type of a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each calendar quarter in respect of the quarter then ending, (b) with respect to any Swingline Loan, the day on which such Loan is required to be repaid and (c) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, if such Interest Period is longer than three months, each day during such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such

Borrowing is made and thereafter shall be deemed to be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Type”, when used with respect to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit or capital contribution to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, guideline, release, ruling, or order of, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“LC Disbursement” means a payment made by a Letter of Credit Issuer in respect of a drawing under a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time will be its Percentage of the total LC Exposure at such time.

“LC Reimbursement Obligations” means, at any time, all obligations of the Borrower to reimburse the Letter of Credit Issuers for amounts paid by any of them in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to any Letter of Credit Issuer pursuant to Section 2.05(e).

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Parties” means the Lenders, the Letter of Credit Issuers and the Administrative Agent.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment or Section 2.11, other than any such Person that ceases to be a party hereto pursuant to an Assignment. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Issuer” means KeyBank National Association or any of its Affiliates (and their successors) and each other Lender or Lender Affiliate that is requested by the Borrower, for and on behalf the Borrower, and agrees to be a Letter of Credit Issuer hereunder and is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) zero percent (-0-%) per annum and (b) the per annum rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive and binding absent manifest error) as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Borrowing, equal to the London Interbank Offered Rate (“LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), having a maturity comparable to such Interest Period. In the event that such a rate quotation is not available for any reason, then the rate for such period shall be a comparable replacement rate determined by the Administrative Agent in its good faith commercial judgment at such time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory note issued by the Borrower pursuant to Section 2.09(e), the Letters of Credit and any certificate required to be delivered by the Borrower pursuant to Article 2 or Article 5.

“Loans” means loans made by the Lenders to the Borrower pursuant to Section 2.02. Unless the context requires otherwise, the term “Loans” includes Swingline Loans.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document or (c) a material impairment of the rights of or benefits available to any Lender Party under, or the validity or enforceability of, any Loan Document.

“Material Applicable Insurance Code” means, at any time, with respect to any Insurance Company, (a) the Applicable Insurance Code of the state where such Insurance Company is domiciled and (b) the Applicable Insurance Code of each other state where such Insurance Company does insurance business, the gross written premiums of which insurance business accounts for at least ten percent (10.0%) of such Insurance Company’s aggregate gross written premiums from its entire insurance business in all states in which it does business.

“Material Debt” means any Debt (other than obligations in respect of the Loans and the Letters of Credit) or obligation in respect of any Hedging Agreement as to which any one or more of the Borrower and its Subsidiaries is obligated and having an aggregate unpaid principal amount exceeding $100,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time will be the amount (after giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Insurance Subsidiary” means, at any time, a Material Subsidiary that is also an Insurance Subsidiary. As of the date of this Agreement, Lafayette Insurance Company, Mercer Insurance Company, United Fire & Casualty Company, and United Life Insurance Company constitute the Material Insurance Subsidiaries.

“Material Subsidiary” means a Subsidiary that has Statutory Surplus (in the case of an Insurance Subsidiary) or shareholders’ equity (in the case of any other Subsidiary) constituting more than five percent (5.0%) of the sum (without duplication) of (i) the Combined Statutory Surplus and (ii) the aggregate shareholders’ equity of each Subsidiary that is not an Insurance Subsidiary; provided that the aggregate Statutory Surplus and shareholders’ equity, as applicable, for all Subsidiaries that are not Material Subsidiaries shall not as of the end of any Fiscal Quarter exceed twelve percent (12.0%) of the sum (without duplication) of (i) the Combined Statutory Surplus and (ii) the aggregate shareholders’ equity of each Subsidiary that is not an Insurance Subsidiary. To conform to the preceding sentence the Borrower shall designate additional Material Subsidiaries (or may reclassify existing Material Subsidiaries from being such) in a writing delivered to the Administrative Agent concurrently with its delivery of quarterly or annual financial statements pursuant to Section 5.01. As of the date of this Agreement, Lafayette Insurance Company, Financial Pacific Insurance Company, Mercer Insurance Company, United Fire & Casualty Company and United Life Insurance Company constitute the Material Subsidiaries.

“Maturity Date” means the Revolving Availability Termination Date.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Letter of Credit Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Letter of Credit Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns or, if it shall be dissolved or shall no longer assign credit ratings to long-term debt, then any other nationally recognized statistical rating agency designated by the Administrative Agent.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Other Comprehensive Income” or “Other Comprehensive Loss” means, for any period, the amount of Consolidated other comprehensive income (or loss), as applicable, of the Borrower and its Subsidiaries, as reflected on the statement of income of the Borrower for such period in accordance with GAAP.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participants” has the meaning specified in Section 9.04(e).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage” means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Percentages will be determined based on the Commitments most recently in effect, adjusted to give effect to any assignments.

“Permitted Acquisition” means any Acquisition by the Borrower or a Subsidiary if all of the following conditions (to the extent, as to clauses (c) and (d), below, applicable to such Acquisition) are met:

(a)    no Default exists immediately prior to, and after giving effect to, the consummation of such Acquisition;

(b)    all transactions related to such Acquisition are consummated in compliance, in all material respects, with applicable law;

(c)    in the case of an Acquisition of Equity Interests in a Person, after giving effect to such Acquisition, 85% of the Equity Interests in such Person, and any other Subsidiary resulting from such Acquisition, shall be owned directly or indirectly by the Borrower;

(d)    in the case of an Acquisition of assets of a Person, 85% of the Equity Interests in any Subsidiary formed for the purpose of or resulting from such Acquisition shall be owned directly or indirectly by the Borrower;

(e)    such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Person or the Person whose Equity Interests are to be acquired;

(f)    without limiting the generality of clause (a), above, (i) after giving effect to such Acquisition, the Borrower and its Subsidiaries shall be in compliance with the requirements of Section 6.15, and (ii) if such Acquisition is in the form of a merger, consolidation or amalgamation, such merger, consolidation or amalgamation shall conform to the requirements of Section 6.03(d);

(g)    if the aggregate consideration for such Acquisition and all other Permitted Acquisitions consummated within the preceding 365-day period exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent at least twenty (20) days prior to the consummation of such Acquisition (i) copies of the most recent drafts of the purchase agreement (or equivalent agreement otherwise named) and related material documents pursuant to which such Acquisition is to be effected (which draft purchase agreement and other documents the Borrower shall promptly supplement with modifications thereto that effect material changes in terms of such Acquisition and, concurrently with consummation thereof, the final forms of such purchase agreement and other documents) and (ii) a certificate of a Financial Officer showing to the reasonable satisfaction of the Administrative Agent that the Borrower is (A) in compliance on a pro forma basis after giving effect to such Acquisition, with the covenants contained in Sections 6.11 and 6.12 recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available as if such Acquisition had occurred on such last day and (B) in compliance with the provisions of clauses (a) through (f), above, inclusive; and

(h)    with respect to all Acquisitions other than those described in clause (g), above, the Borrower shall have delivered to the Administrative Agent written notice of such Acquisition, accompanied by such information relating thereto as the Administrative Agent may reasonably request, promptly following the consummation of such Acquisition.

“Permitted Investments” means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof; (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by any Lender or a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; provided that Non-Complying Depositary Investments (defined below) that aggregate at any time not more than $3,000,000 as to the Borrower and all of its Subsidiaries on a Consolidated basis shall be deemed to be Permitted Investments under this clause (b); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a Lender or a bank meeting the qualifications described in clause (b) above; (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the times as of which any investment therein is made of “P-l” (or higher) by Moody’s or “A-1” (or higher) by S&P; (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; and (f) as to any Insurance Company, any other investment permitted by its Applicable Insurance Regulatory Authority. As used in clause (b) of this definition, “Non-Complying Depositary Investments” means investments of the type described in said clause (b), except that they are issued by a bank or trust company of the type described in said clause (b) that has capital, surplus and undivided profits aggregating in excess of $100,000,000 but not exceeding $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act).

“Permitted Liens” means:

(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05:

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including, without limitation, deposits made in the ordinary course of business to cash collateralize letters of credit described in the parenthetical in clause (i) of the definition of “Debt”);

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and Liens imposed by statutory or common law relating to banker’s liens or rights of setoff or similar rights relating to deposit accounts, in each case in the ordinary course of business;

(e)    Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Company in the ordinary course of business;

(f)    deposits with insurance regulatory authorities and other Liens created over deposits and investments to comply with the requirements of any insurance regulatory authority or Applicable Insurance Code;

(g)    banker’s liens, rights of set-off or similar rights in favor of a depository institution with respect to deposit accounts maintained with a depository institution in the ordinary course of business and securing only obligations with respect to the maintenance of such accounts;

(h)    Liens on property in connection with the lease thereof by the Borrower or a Subsidiary as lessee; and

(i)    easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that, except as provided in clause (c), above, the term “Permitted Liens” shall not include any Lien that secures Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate (i) is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 400 l(a)(13) of ERISA, or (ii) with respect to which the Borrower or any ERISA

Affiliate otherwise could incur liability under Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Prevailing Eastern Time” means “eastern standard time” as defined in 15 USC §263 as modified by 15 USC §260a.

“Pricing Schedule” means the Pricing Schedule attached hereto.

“Prime Rate” means, for any day, the rate of interest per annum then most recently publicly announced by KeyBank National Association as its “prime” rate (or equivalent rate otherwise named) in effect at its principal office in Cleveland, Ohio, which prime rate is not necessarily the lowest rate of interest charged by KeyBank National Association to commercial borrowers. Each change in the Prime Rate will be effective for purposes hereof from and including the date such change is publicly announced as being effective.

“Register” has the meaning specified in Section 9.04(c).

“Reinsurance Agreement” means any agreement, contract, treaty or other arrangement providing for Ceded Reinsurance by any Insurance Company or any Subsidiary of such Insurance Company.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

“Required Lenders” means, at any time, Lenders having aggregate Exposures and unused Commitments representing more than 50% of the sum of all Exposures and unused Commitments at such time; provided that the outstanding Exposure and unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, further, that at such times and from time to time as there are fewer than three (3) Lenders party hereto, “Required Lenders” shall mean all Lenders party hereto.

“Restricted Payment” means, without duplication, (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or (b) any payment (whether in cash, securities or other property) or incurrence of an obligation by the Borrower or any of its Subsidiaries, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby any Insurance Company or any Subsidiary of such Insurance Company cedes reinsurance to other insurers (other than to another Insurance Company or any of its Subsidiaries).

“Revolving Availability” means on any date an amount equal to the Total Commitment on such date, minus the Total Outstanding Amount on such date.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the Revolving Availability Termination Date (or, if earlier, the date on which all outstanding Commitments terminate).

“Revolving Availability Termination Date” means February 2, 2020 (or if such date is not a Business Day with respect to Eurodollar Loans, the next preceding day that is a Business Day with respect to Eurodollar Loans).

“Sale-Leaseback Transaction” has the meaning specified in Section 6.07.

“SAP” means, with respect to any Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with those that, in accordance with the last sentence of Section 1.04 hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, and its successors and assigns or, if it shall be dissolved or shall no longer assign credit ratings to long-term debt, then any other nationally recognized statistical rating agency designated by the Administrative Agent.

“SEC” means the United States Securities and Exchange Commission.

“Statutory Reserve Adjustment” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages will include those imposed pursuant to such Regulation D. Eurodollar Loans will be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Adjustment will be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

“Statutory Statement” means, as to any Insurance Company, a statement of the condition and affairs of such Insurance Company, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

“Statutory Surplus” means, as at any date for any Insurance Company, the aggregate amount of surplus as regards policyholders (determined without duplication in accordance with

SAP) of such Insurance Company, as set forth on page 3, line 38, of the most recent Statutory Statement of such Insurance Company (or equivalent page, line, or statement, to the extent that any thereof is modified or replaced).

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests (A) representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership voting interests or (B) otherwise having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled (pursuant to clause (b) of the definition of “Control”) as of such date, by the parent and/or one or more of its subsidiaries.

“Subsidiary” means any subsidiary of the Borrower.

“Surplus Relief Reinsurance” means any transaction in which any Insurance Company or any Subsidiary of such Insurance Company cedes business under a reinsurance agreement that would be considered a “financing-type” reinsurance agreement as determined by the independent certified public accountants of such Insurance Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92 or equivalent provisions), as the same may be revised from time to time.

“Swingline Exposure” means, at any time, the aggregate outstanding principal amount of the Swingline Loans at such time. The Swingline Exposure of any Lender at any time will be its Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means KeyBank National Association, in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, assessments, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization” means, as of any date, the aggregate of, without duplication, (a) Consolidated Debt of the Borrower, of the type described in any or all of clauses (a), (b), (c), (d), (e) and (h) of the definition of “Debt”, on such date, plus (b) Consolidated Net Worth of the Borrower, on such date.

“Total Commitment” means, at any date, the aggregate of the Commitments of all Lenders at such date.

“Total Outstanding Amount” means, at any date, the aggregate Exposures of all Lenders at such date.

“United States” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified by Interest Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.03.    Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.    Accounting Terms; Changes in GAAP.

(a)    Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall (unless otherwise disclosed to the Administrative Agent in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP or with SAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent hereunder (which, prior to the delivery of the first financial statements under Section 5.01 hereof, shall mean the audited, or annual statutory, financial statements as at December 31, 2014 referred to in Section 3.04 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP or with SAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Administrative Agent pursuant to Section 5.01 hereof (or, prior to the delivery of the first financial statements under Section 5.01 hereof, used in the preparation of the audited, or annual statutory, financial statements as at December 31, 2014 referred to in Section 3.04 hereof) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Lenders (through the Administrative Agent) shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the audited, or annual statutory, financial statements referred to in Section 3.04 hereof); provided that, if any change in GAAP by reason of a change from GAAP to IFRS or, if applicable, portions thereof (as provided in the definition of “GAAP”) would affect in any material respect the computation of any ratio or other financial covenant, basket, calculation or requirement set forth herein or in any other Loan Document, the Administrative Agent and the Borrower shall endeavor to negotiate in good faith a modification of such ratio, covenant, basket, calculation or requirement to preserve the original intent thereof in light of such change from GAAP to IFRS or, if applicable, a portions thereof (subject, however, to the approval of the Required Lenders); and until, if ever, such modification shall have been effected by an amendment to such ratio, covenant, basket, calculation or requirement approved by the Borrower and the Required Lenders as provided in Section 9.02 hereof, (i) such ratio, covenant, basket, calculation or requirement shall continue to be computed in accordance with GAAP prior to such change to IFRS (or, if applicable, portions thereof) and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant, basket, calculation or requirement made before and after giving effect to such change from GAAP to IFRS (or, if applicable, portions thereof). Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent a change in GAAP occurs which results in operating leases being treated or classified as capital leases, such change shall not be given effect under the Loan Documents (including, without limitation, in any computation of financial covenants).
(b)    The Borrower shall deliver to the Administrative Agent at the same time as the delivery of any annual or quarterly financial statement under Section 5.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles, or statutory accounting practices, employed in the preparation of such statement and the application of accounting principles, or statutory accounting practices, employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.
(c)    To enable the ready and consistent determination of compliance with the covenants set forth in Article 6 hereof, the Borrower shall not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

ARTICLE 2

THE CREDITS

Section 2.01.    Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not at any time result in (A) such Lender’s Exposure exceeding its Commitment or (B) the Total Outstanding Amount exceeding the Total Commitment then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

(b)    The Commitments of the Lenders are several, i.e., the failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender’s failure to make Loans as and when required hereunder.

Section 2.02.    Revolving Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Interest Type made by the Lenders ratably in accordance with their respective Commitments, as the Borrower may request (subject to Section 2.14) in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan. Any exercise of such option shall not affect the Borrower’s obligation to repay such Loan as provided herein.

(b)    At the beginning of each Interest Period for any Eurodollar Borrowing, the aggregate amount of such Borrowing shall be an integral multiple of $5,000,000 and not less than $10,000,000. When each Base Rate Borrowing is made, the aggregate amount of such Borrowing shall be an integral multiple of $5,000,000 and not less than $10,000,000; provided that a Base Rate Borrowing may be in an aggregate amount that (i) is equal to the entire unused balance of the Commitments or (ii) is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Interest Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.

(c)    Notwithstanding any other provision hereof, the Borrower will not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.    Requests to Borrow Loans. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Prevailing Eastern Time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., Prevailing Eastern Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or email transmission to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B hereto and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of such Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of “Interest Period”; and

(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Interest Type of a Borrowing is specified, the requested Borrowing will be a Base Rate Borrowing. If no Interest Period with respect to a requested Eurodollar Borrowing is specified, the Borrower will be deemed to have selected an Interest Period of one month’s duration. Promptly after it receives a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender as to the details of such Borrowing Request and the amount of such Lender’s Loan to be made pursuant thereto.

Section 2.04.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in each case in an amount that (i) is an integral multiple of $1,000,000 and not less than $2,000,000, (ii) will not result in the aggregate outstanding principal amount of all Swingline Loans exceeding Five Million Dollars ($5,000,000) and (iii) will not result in the Total Outstanding Amount exceeding the Total Commitment then in effect; provided that the Swingline Lender will not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)    To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or email transmission), not later than 3:00 p.m., Prevailing Eastern Time, on the proposed date of borrowing. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Borrower’s general deposit account with the Swingline Lender (or, if such Swingline Loan is made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Letter of Credit Issuer) by 5:00 p.m., Prevailing Eastern Time, on the requested date of such Swingline Loan. Each Swingline Loan shall bear interest at the rate specified in Section 2.13(c).

(c)    The Borrower unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the thirtieth day after such Swingline Loan is made; provided that, unless the Swingline Lender otherwise expressly agrees in writing, on each day that a Borrowing of Loans is made, the Borrower shall repay all Swingline Loans that are outstanding on such day.

(d)    The Borrower will have the right at any time to prepay any Swingline Loan in full or in part in an amount that is an integral multiple of $1,000,000. The Borrower shall notify the Swingline Lender and the Administrative Agent, by telephone (confirmed by telecopy or email transmission), of the date and amount of any such prepayment not later than noon, Prevailing Eastern Time, on the date of prepayment. Each such prepayment shall be made directly to the Swingline Lender and shall be accompanied by accrued interest on the amount prepaid.

(e)    The Swingline Lender may, by written notice given to the Administrative Agent not later than 3:00 p.m., Prevailing Eastern Time, on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly after it receives such notice, the Administrative Agent shall notify each Lender as to the details thereof and such Lender’s Percentage of such aggregate amount of Swingline Loans. Each Lender agrees, upon receipt of such notification, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Percentage of such aggregate amount of Swingline Loans. Each Lender’s obligation to acquire participations in Swingline Loans pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and each payment by a Lender to acquire such participations shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this subsection by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this subsection), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in Swingline Loans acquired pursuant to this subsection, and thereafter payments in respect of such

Swingline Loans shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or any other party on behalf of the Borrower) in respect of a Swingline Loan after the Swingline Lender receives the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, which shall promptly remit any such amounts received by it to the Lenders that shall have made payments pursuant to this subsection and to the Swingline Lender, as their interests may appear. The purchase of participations in Swingline Loans pursuant to this subsection will not relieve the Borrower of any default in the payment thereof.

Section 2.05.    Letters of Credit. (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of a Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Letter of Credit Issuer, from time to time during the Revolving Availability Period. If the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Letter of Credit Issuer relating to any Letter of Credit are not consistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(b)    To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements and a distribution list for doing so have been approved by the applicable Letter of Credit Issuer) to the applicable Letter of Credit Issuer and the Administrative Agent (reasonably, and in any event not later than three (3) Business Days, in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Letter of Credit Issuer, the Borrower also shall submit a letter of credit application on such Letter of Credit Issuer’s standard form (with such changes as are agreed by such Letter of Credit Issuer and the Borrower) in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed Twenty Million Dollars ($20,000,000) and (ii) the Total Outstanding Amount will not exceed the Total Commitment then in effect.

(c)    Each Letter of Credit shall expire at or before the close of business on the earlier of (i) the date that is one (1) year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, not later than one (1) year after such renewal or extension) and (ii) the date that is thirty (30) days before the Maturity Date. If the Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit the Letter of Credit Issuer thereof to prevent any such renewal by giving prior notice to the beneficiary thereof not later than thirty (30) days prior to the renewal date of such Letter of Credit, and no such automatic renewal shall cause the expiry date to be later than the date that is thirty (30) days before the Maturity Date. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such Letter of Credit Issuer to permit at any time the renewal of such Letter of Credit to an expiry date not later than the date that is thirty (30) days before the Maturity Date.

(d)    Effective upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Letter of Credit Issuer or the Lenders, such Letter of Credit Issuer grants to each Lender, and each Lender acquires from such Letter of Credit Issuer, a participation in such Letter of Credit equal to such Lender’s Percentage of the aggregate amount available to be drawn thereunder. Pursuant to such participations, each Lender agrees to pay to the Administrative Agent, for the account of such Letter of Credit Issuer, such Lender’s Percentage of (i) each LC Disbursement made by such Letter of Credit Issuer and not reimbursed by the Borrower on the date due as provided in Section 2.05(e) and (ii) any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender’s obligation to acquire participations and make payments pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitments, and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    If any Letter of Credit Issuer makes any LC Disbursement under a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying an amount equal to such LC Disbursement to the Administrative Agent not later than 2:00 p.m., Prevailing Eastern Time, on (i) the Business Day that the Borrower receives written notice of such LC Disbursement, if such notice is received before 11:00 a.m., Prevailing Eastern Time, on the day of receipt or (ii) the next Business Day, if such notice is not received before 11:00 a.m. on the day of receipt; provided that, if such LC Disbursement is at least $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04, as the case may be, that such payment be made with the proceeds of a Base Rate Revolving Loan or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Loan or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Percentage thereof. Promptly after it receives such notice, each Lender shall pay to the Administrative Agent its Percentage of the payment then due from the Borrower, in the same manner as is provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06(b) shall apply, mutatis mutandis, to such payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Letter of Credit Issuer the amounts so received by it from the Lenders. If a Lender makes a payment pursuant to this subsection to reimburse such Letter of Credit Issuer for any LC Disbursement (other than by funding Base Rate Loans as contemplated above), (i) such payment will not constitute a Loan and will not relieve the Borrower of its obligation to reimburse such LC Disbursement and (ii) such Lender will be subrogated to its pro rata share of such Letter of Credit Issuer’s claim against the Borrower for such reimbursement. Promptly after the Administrative Agent receives any payment from the Borrower pursuant to this subsection, the Administrative Agent will distribute such payment to such Letter of Credit Issuer or, if Lenders have made payments pursuant to this subsection to reimburse such Letter of Credit Issuer, then to such Lenders and such Letter of Credit Issuer as their interests may appear.

(f)    The obligation of the Borrower to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Letter of Credit Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Except pursuant to the express provisions of a Letter of Credit, none of the Administrative Agent, the Lenders, the Letter of Credit Issuers and their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Letter of Credit Issuers. In the absence of gross negligence, willful misconduct or breach of contract in bad faith on the part of a Letter of Credit Issuer (as finally determined by a court of competent jurisdiction), such Letter of Credit Issuer shall be deemed to have exercised care in each such determination. Without limiting the generality of the foregoing, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, a Letter of Credit Issuer may, in its sole discretion, either (A) accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary or (B) refuse to accept and make payment upon such documents if such documents do not strictly comply with the terms of such Letter of Credit.

(g)    Each Letter of Credit Issuer shall, promptly after its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Letter of Credit Issuer shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Letter of Credit Issuer has made or will make an LC Disbursement pursuant thereto; provided that any failure to give or delay in giving such notice will not relieve the Borrower of its obligation to reimburse such Letter of Credit Issuer and the Lenders with respect to any such LC Disbursement.

(h)    Unless the Borrower reimburses an LC Disbursement in full on the day it is made (if notice is given to the Borrower before 11:00 a.m., Prevailing Eastern Time, on the day the LC Disbursement is made or, otherwise, on the next Business Day), the unpaid amount thereof shall bear interest, for each day from and including the day on which such LC Disbursement is made to but excluding the day on which the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, at such time as the Borrower’s failure to reimburse such LC Disbursement constitutes an Event of Default under Section 7.01(a), Sections 2.13(d) and 2.13(e) shall apply. Interest accrued pursuant to this subsection shall be for the account of the applicable Letter of Credit Issuer, except that a pro rata share of interest accrued on and after the day that any Lender reimburses such Letter of Credit Issuer for a portion of such LC Disbursement pursuant to Section 2.05(e) shall be for the account of such Lender.

Section 2.06.    Funding of Loans. (a) Each Lender making a Loan hereunder shall wire the principal amount thereof in immediately available funds, by 1:00 p.m., Prevailing Eastern Time, on the proposed date of such Loan, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent shall make such funds available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Cleveland, Ohio and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) will be remitted by the Administrative Agent to the applicable Letter of Credit Issuer.

(b)    Unless the Administrative Agent receives notice from a Lender before the proposed date of any Borrowing that such Lender will not make its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance on such assumption, make a corresponding amount available to the Borrower. In such event, if a Lender has not in fact made its share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the day such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07.    Interest Elections. (a) Each Borrowing of Loans initially shall be of the Interest Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Interest Type or, in the case of a Eurodollar Borrowing, to continue such Borrowing for one or more additional Interest Periods, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent thereof by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting that a Borrowing of the Interest Type resulting from such election be made on the effective date of such election. Each such telephonic Interest Election shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or e-mail transmission to the Administrative Agent of a written Interest Election substantially in the form of Exhibit C hereto and signed by the Borrower.

(c)    Each telephonic and written Interest Election shall specify the following information in compliance with Section 2.02 and subsection (e) of this Section:

(i)    the Borrowing to which such Interest Election applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(iv)    if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.

If an Interest Election requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower will be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly after it receives an Interest Election, the Administrative Agent shall advise each Lender as to the details thereof and such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election with respect to a Eurodollar Borrowing before the end of an Interest Period applicable thereto, such Borrowing (unless repaid) will be converted to a Base Rate Borrowing at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) each Eurodollar Borrowing (unless repaid) will be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto on the date of such notice.

Section 2.08.    Termination or Reduction of Commitments. (a) Unless previously terminated, the Commitments will terminate on the Revolving Availability Termination Date.

(b)    The Borrower may at any time terminate the Commitments in whole or from time to time reduce the Commitments in part; provided that (i) the amount of each reduction (as distinct from termination in whole) of the Commitments shall be an integral multiple of $5,000,000 and not less than $10,000,000, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayment of Loans pursuant to Section 2.10, the total Exposures would exceed the total Commitments and (iii) the Borrower shall not reduce (as distinct from terminate in whole) the Commitments if, after giving effect thereto, the outstanding Commitments would be less than $30,000,000.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(b), at least three (3) Business Days before the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section will be irrevocable; provided that any such notice terminating the Commitments may state that it is conditioned on the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments will be permanent and will be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09.    Payment at Maturity; Evidence of Debt. (a) The Borrower unconditionally promises to pay to the Administrative Agent on the Maturity Date, for the account of each Lender, the then unpaid principal amount of such Lender’s Loans.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Interest Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to

Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10.    Optional and Mandatory Prepayments. (a) Optional Prepayments. The Borrower will have the right at any time to prepay any Borrowing in whole or in part without premium or penalty, but subject to the provisions of this Section and Section 2.16.

(b)    Mandatory Prepayments. If at any date the Total Outstanding Amount exceeds the Total Commitment calculated as of such date, then not later than the next succeeding Business Day, the Borrower shall be required to prepay the Loans in an amount equal to such excess until the Total Outstanding Amount does not exceed the Total Commitment.

(c)    Allocation of Prepayments. Before any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f).

(d)    Partial Prepayments. Each partial prepayment of a Borrowing shall be in an amount such that the remaining unpaid amount of such Borrowing would be permitted under Section 2.02(b) for a Borrowing of the same Interest Type, except as needed to apply fully the required amount of a mandatory prepayment. Each partial prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(e)    Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.13.

(f)    Notice of Prepayments. Except with respect to a prepayment under Section 2.10(b), the Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail transmission) of any prepayment of any Borrowing hereunder (i) in the case of a Eurodollar Borrowing, not later than noon, Prevailing Eastern Time, three Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than noon, Prevailing Eastern Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(c). Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Section 2.11.    Optional Increase in Commitments. At any time prior to the date that is thirty (30) days prior to the Revolving Availability Termination Date, if no Default shall have occurred and be continuing (or would result after giving effect thereto), the Borrower, may, if it so elects, increase the aggregate amount of the Commitments (each such increase to be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000), either by designating a financial institution not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent and the Swingline Lender, which consent will not be unreasonably withheld or delayed, and only if such financial institution accepts a Commitment in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000), or by agreeing with an existing Lender that such Lender’s Commitment shall be increased. Upon execution and delivery by the Borrower and such Lender or other financial institution of an instrument (a “Commitment Acceptance”) in form reasonably satisfactory to the Administrative Agent, such existing Lender shall have a Commitment as therein set forth or such other financial institution shall become a Lender with a Commitment as therein set forth and with all the rights and obligations of a Lender with such a Commitment hereunder, and any such other financial institution shall be deemed to be a Lender for all purposes of this Agreement and the other Loan Documents without any amendment hereto or thereto and without the consent of any other party (other than those required above in this Section 2.11); provided:

(a)    that the Borrower shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Lenders;

(b)    that the Borrower shall have delivered to the Administrative Agent a copy of the Commitment Acceptance;

(c)    that the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 2.11 since the date of this Agreement, does not exceed One Hundred Million Dollars ($100,000,000);

(d)    that, before and after giving effect to such increase, the representations and warranties of the Borrower contained in Article 3 of this Agreement shall be true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to such qualification therein) in all respects as of such date; and

(e)    that the Administrative Agent shall have received such evidence (including an opinion of Borrower’s counsel) as it may reasonably request to confirm the Borrower’s due authorization of the transactions contemplated by this Section 2.11 and the validity and enforceability of the obligations of the Borrower resulting therefrom.

On the date of any such increase, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders that the conditions set forth in clauses (a) through (e) above have been satisfied.

Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.11:

(x)    within five (5) Business Days, in the case of any Base Rate Borrowings then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Borrowings then outstanding, the Borrower shall prepay such

Borrowing in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 4, the Borrower shall reborrow Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion; provided that, at the request of the Borrower, such repayments and reborrowings shall be effected through deemed repayments and reborrowings, with the Lenders making adjustments in cash among themselves with respect to the Loans then being deemed repaid and reborrowed and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among the Lenders the outstanding principal of the Loans and other outstanding amounts, based on the revised Percentages resulting from such increase in the aggregate amount of the Commitments; and

(y)    each existing Lender whose Commitment has not increased pursuant to this Section 2.11 (each, a “Non-increasing Lender”) shall be deemed, without further action by any party hereto, to have sold to each Lender whose Commitment has been assumed or increased under this Section 2.11 (each, an “Increased Commitment Lender”), and each Increased Commitment Lender shall be deemed, without further action by any party hereto, to have purchased from each Non-Increasing Lender, a participation (on the terms specified in Section 2.04(e) and 2.05(d), respectively) in each Swingline Loan and LC Exposure in which such Non-Increasing Lender has acquired a participation in an amount equal to such Increased Commitment Lender’s Percentage thereof, until such time as all Swingline Exposures and LC Exposures are held by the Lenders in proportion to their respective Commitments after giving effect to such increase.

Section 2.12.    Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue during the Revolving Availability Period at the Applicable Rate on the average daily Unused Commitment of such Lender during the period from and including the Effective Date to the date on which such Commitment terminates. Such commitment fee shall be payable in arrears on the last Business Day of each calendar quarter in respect of the quarter then ending and, with respect to the Commitment of a Lender, on the earlier date on which the Commitment of such Lender shall be terminated or assigned in whole. As used herein a Lender’s “Unused Commitment” shall mean, as of any day, an amount equal to (i) such Lender’s Commitment, minus (ii) the sum of the aggregate outstanding principal amount of such Lender’s Loans and the LC Exposure of such Lender.

(b)    The Borrower shall pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue for each day, at the Applicable Rate that applies to Eurodollar Loans as of the date of issuance (or renewal or extension) of each Letter of Credit, on the amount of such Lender’s LC Exposure in respect of such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from the Effective Date to the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of such Letter of Credit and (ii) from and after the date, after the Effective Date, on which an increase in the aggregate amount of the Commitments becomes effective (whether pursuant to Section 2.11 or pursuant to an amendment to this Agreement made pursuant to Section 9.02), at such times and from time to time as the financial institution that is the Letter of Credit Issuer is not the only Lender party hereto, to each Letter of Credit Issuer a fronting fee in the amount of one-eighth percent (0.125%) of the amount of each Letter of Credit at issuance issued by it, as well as the fees separately agreed upon by the Borrower and such Letter of Credit Issuer with respect to issuing, amending, renewing or extending any Letter of Credit or processing drawings thereunder; provided that upon the written request of the Required Lenders to the Administrative Agent during the continuance of an Event of Default, and continuing for so long as an Event of Default exists, the participation fee payable under clause (i), above, shall, after as well as before judgment, be computed at a rate per annum equal to two percent (2.00%) plus such Applicable Rate. The Administrative Agent shall endeavor to provide a copy of such written request of the Required Lenders promptly following its receipt thereof; provided that its failure to do so shall not impair or delay the effectiveness of such request or the increase in participation fee rate requested thereby. Accrued participation fees and, if applicable, fronting fees shall be payable in arrears on the last Business Day of each calendar quarter in respect of the quarter then ending (commencing on the first such date to occur after the Effective Date) and, with respect to a Lender, on the earlier date on which the Commitment of such Lender shall be terminated or assigned in whole; provided that all such fees accrued to the date on which the Commitments terminate will be payable on such date, and any such fees accruing after such date will be payable on demand. Any other fees payable to the Letter of Credit Issuers pursuant to this subsection will be payable within 10 days after demand. All such participation fees and, if applicable, fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    The Borrower shall pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times, if any, separately agreed upon by the Borrower and the Administrative Agent.

(d)    All fees payable hereunder shall be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed and shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Letter of Credit Issuer, in the case of fees payable to it) for distribution, in the case of commitment fees and utilization fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.13.    Interest. (a) The Loans comprising each Base Rate Borrowing shall bear interest for each day at the Alternate Base Rate, plus the Applicable Rate.

(b)    The Loans comprising each Eurodollar Borrowing shall bear interest for each Interest Period in effect for such Borrowing at the Adjusted LIBO Rate for such Interest Period, plus the Applicable Rate.

(c)    Each Swingline Loan shall bear interest for each day at the rate per annum equal to the Alternate Base Rate, plus the Applicable Rate for Base Rate Borrowings.

(d)    Notwithstanding anything to the contrary in any of Sections 2.13(a), (b) and (c) above, upon the written request of the Required Lenders to the Administrative Agent during the continuance of an Event of Default, and continuing for so long as an Event of Default exists, (i) each Loan shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2.00%) plus the rate that otherwise would be applicable to such Loan as provided in the preceding subsections of this Section, and (ii) any other sum then due and payable hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2.00%) plus the Alternate Base Rate plus the Applicable Rate for Base Rate Loans. Notwithstanding the foregoing in this Section 2.13(d), upon the occurrence of an Event of Default under any of Section 7.01(a), (b), (h) or (i), such increase shall occur automatically. The Administrative Agent shall endeavor to provide a copy of such written request of the Required Lenders promptly following its receipt thereof; provided that its failure to do so shall not impair or delay the effectiveness of such request or the increase in interest rate requested thereby.

(e)    Interest accrued on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to Section 2.13(d) shall be payable on demand, (ii) upon any repayment of any Loan (except a prepayment of a Base Rate Loan before the end of the Revolving Availability Period), interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a Eurodollar Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

(f)    All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day). Each applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and its determination thereof will be conclusive absent demonstrable error.

Section 2.14.    Alternate Rate of Interest. If before the beginning of any Interest Period for a Eurodollar Borrowing:

(a)    Bloomberg is no longer quoting rates for LIBOR (as defined in the definition of LIBO Rate) and there is no other commercially available source as provided in Section 1.01, and if there is no comparable replacement rate therefor as provided in Section 1.01; or

(b)    Lenders having 50% or more of the aggregate principal amount of the Loans to be included in such Borrowing advise the Administrative Agent that the Adjusted LIBO Rate for such Interest Period, after giving effect to Section 2.15, will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as a Base Rate Borrowing.

Section 2.15.    Increased Costs; Capital Adequacy. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Letter of Credit Issuer;

(ii)    subject any Lender or any Letter of Credit Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of any payments to such Lender or such Letter of Credit Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.17 and the imposition of, or any change to, the rate of any Excluded Tax payable by such Lender or such Letter of Credit Issuer); or

(iii)    impose on any Lender or any Letter of Credit Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make Eurodollar Loans) or to increase the cost to such Lender or such Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce any amount received or receivable by such Lender or such Letter of Credit Issuer hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender or such Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate it for such additional cost incurred or reduction suffered.

(b)    If any Lender or any Letter of Credit Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Letter of Credit Issuer’s capital or on the capital of such Lender’s or such Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Letter of Credit Issuer, to a level below that which such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company reasonably could have achieved but for such Change in Law (taking into consideration such Lender’s or such Letter of Credit Issuer’s policies and the policies of such Lender’s or such Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time following receipt of the certificate referred to in subsection (c) of this Section, the Borrower shall pay to such Lender or such Letter of Credit

Issuer, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

(c)    A certificate of a Lender or a Letter of Credit Issuer setting forth the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Borrower and shall be rebuttably presumed to be correct. Each such certificate shall contain a representation and warranty on the part of such Lender or Letter of Credit Issuer to the effect that such Lender or Letter of Credit Issuer has complied with its obligations pursuant to Section 2.21 hereof in an effort to eliminate or reduce such amount. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Failure or delay by any Lender or Letter of Credit Issuer to demand compensation pursuant to this Section will not constitute a waiver of its right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to this Section for any increased cost or reduction incurred more than 180 days before it notifies the Borrower of the Change in Law giving rise to such increased cost or reduction and of its intention to claim compensation therefor. However, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 180-day period referred to above will be extended to include the period of retroactive effect thereof.

(e)    Within four (4) months following the date such certificate is furnished claiming compensation by any such Lender (an “Affected Lender”, which term shall also include a Lender making a demand under Section 2.17), the Borrower may replace the Affected Lender pursuant to the provisions of Section 9.15.

Section 2.16. Break Funding Payments. If (a) any principal of any Eurodollar Loan is repaid on a day other than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) any Eurodollar Loan is converted on a day other than the last day of an Interest Period applicable thereto, (c) the Borrower fails to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) any Eurodollar Loan is assigned on a day other than the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost and expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the beginning of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the

Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17.    Taxes. (a) All payments by the Borrower under the Loan Documents shall be made free and clear of and without deduction or withholding for any Taxes; provided that, if the Borrower shall be required to deduct or withhold any Taxes from such payments, then (i) the Borrower shall make such deductions or withholdings and (ii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) to the extent that the deduction or withholding is made on account of Indemnified Taxes or Other Taxes, the sum payable will be increased as necessary so that, after all required deductions and withholdings (including deductions applicable to additional sums payable under this Section) are made, each relevant Lender Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify each Lender Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Lender Party with respect to any payment by or obligation of the Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (unless such penalties, interest or expenses arise by reason of the gross negligence, willful misconduct or breach of contract in bad faith of such Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment delivered to the Borrower by a Lender Party on its own behalf, or by the Administrative Agent on behalf of a Lender Party, shall be conclusive absent demonstrable error. If the Borrower has indemnified any Lender Party pursuant to this Section 2.17(c), such Lender Party shall take such steps as the Borrower shall reasonably request (at the Borrower’s expense) to assist the Borrower in recovering the Indemnified Taxes or Other Taxes and any penalties or interest attributable thereto; provided that no Lender Party shall be required to take any action pursuant to this Section 2.17(c) unless, in the reasonable judgment of such Lender Party, such action (i) would not subject such Lender Party to any unreimbursed cost or expense and (ii) would not otherwise be disadvantageous to such Lender Party.

(d)    As soon as practicable after the Borrower pays any Indemnified Taxes or Other Taxes to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    The Administrative Agent and each Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, rule or regulation, such properly completed and executed documentation prescribed by applicable law, rule or regulation or reasonably requested by the Borrower or the Administrative Agent as will permit payments to be made hereunder or under any other Loan Document without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Foreign Lender shall to the extent requested by the Borrower (i) furnish either (a) two (2) accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) or Form W-8BEN-E (or successor form) (b) two (2) accurate and complete originally executed U.S. Internal Revenue Service Forms W-8ECI (or successor form) or (c) two (2) accurate and complete originally executed U.S. Internal Revenue Service Forms W-8IMY and all requisite supporting documentation, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) to the extent it may lawfully do so at such times, upon reasonable request by the Borrower or the Administrative Agent, provide a new Form W-8BEN (or successor form), or Form W-8BEN-E (or successor form) Form W-8ECI (or successor form) or Form W-8IMY (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and is claiming the “portfolio interest exemption” under Section 881(c) of the Internal Revenue Code shall also furnish a “Non-Bank Certificate” in the form from time to time specified by, as applicable, the Administrative Agent or the Borrower if it is furnishing a Form W-8BEN (or successor form) or Form W-8BEN-E (or successor form). If requested by the Borrower or the Administrative Agent, each Foreign Lender shall (and shall cause other Persons acting on its behalf to) take any commercially reasonable action (including entering into an agreement with the Internal Revenue Service) and comply with any reasonable information gathering and reporting requirements, in each case, that are required to obtain the maximum available exemption from U.S. federal withholding taxes under FATCA, with respect to payments received by or on behalf of such Foreign Lender; provided that a Foreign Lender’s breach of this sentence shall affect the rights only of the breaching Foreign Lender, and not the rights of any other Foreign Lender, under Section 2.17(a).

(f)    The Administrative Agent and each Lender that is not a Foreign Lender shall furnish two accurate and complete originally executed U.S. Internal Revenue Service Forms W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax.

(g)    The provisions of this Section 2.17 shall survive the termination of this Agreement and repayment of the Loans.

(h)    Within four (4) months following the date the Administrative Agent or a Lender shall make a written demand for Taxes or Other Taxes pursuant to this Section 2.17, the Borrower may replace the Affected Lender pursuant to the provisions of Section 9.15.

Section 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-Offs. (a) The Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, reimbursement of LC Disbursements, or amounts payable under Section 2.15, 2.16 or 2.17(c) or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before noon, Prevailing Eastern Time), on the date when due, in immediately available funds, without set-off or counterclaim.

Any amount received after such time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 127 Public Square, 6th Floor, Cleveland, Ohio 44114 (or such other address as may from time to time be designated by the Administrative Agent to the Borrower in writing), except payments to be made directly to the Swingline Lender or a Letter of Credit Issuer as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly after receipt thereof. Unless otherwise specified herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day and, if such payment accrues interest, interest thereon will be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any of its participations in Swingline Loans or LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Swingline Loans and LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Swingline Loans and LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Swingline Loans and LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless, before the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder, the Administrative Agent receives from the Borrower notice that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to each relevant Lender Party the amount due to it. In such event, if the Borrower has not in fact made such payment, each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the day such amount is distributed to it to but excluding the day it repays the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender fails to make any payment required to be made by it pursuant to Section 2.04(e), 2.06(b), 2.18(d) or 9.03(c), the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.    Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Letter of Credit Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the Letter of Credit Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article 4 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Exposure are held by the Lenders pro rata in accordance with their Percentages without giving effect to Section 2.19(a)(iv), below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    (A) No Defaulting Lender shall be entitled to receive any commitment fee under Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit participation fees under Section 2.12(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.

(C)    With respect to any commitment fee under Section 2.12(a) or any Letter of Credit participation fee under Section 2.12(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Letter of Credit Issuer and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)    All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s

Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (B) second, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.

(b)    If the Borrower, the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swingline Loans to be held pro rata by the Lenders in accordance with their Percentages (without giving effect to Section 2.19(a) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) no Letter of Credit Issuer shall be required to issue, amend, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.20.    Cash Collateral. (a) At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Letter of Credit Issuer (with a copy to the Administrative Agent) such Defaulting Lender shall (and if such Defaulting Lender shall fail timely to do so, no later than one (1) Business Day following written notice of such failure to the Borrower from the Administrative Agent or any Letter of Credit Issuer, the Borrower shall) Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash

Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Exposure, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Letter of Credit Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, such Defaulting Lender shall promptly upon demand by the Administrative Agent (and if such Defaulting Lender shall fail timely to do so, no later than one (1) Business Day following written notice of such failure to the Borrower from the Administrative Agent, the Borrower shall) pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 or Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Cash Collateral (or the appropriate portion thereof) provided to reduce any Letter of Credit Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Letter of Credit Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.19, the Person providing Cash Collateral and each Letter of Credit Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 2.21.    Lender’s Obligation to Mitigate. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use all commercially reasonable efforts to mitigate or eliminate the amount of such compensation or additional amount, including without limitation, by designating a different lending office for funding or booking its Loans hereunder or by assigning its rights and obligations hereunder to another of its offices, branches or affiliates; provided that no Lender shall be required to take any action pursuant to this Section 2.21 unless, in the reasonable judgment of such Lender, such designation or assignment or other action (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender in any material respect. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender Parties that:

Section 3.01.    Organization; Powers. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failures to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02.    Authorization; Enforceability. The Financing Transactions to be entered into by the Borrower are within its corporate, limited liability company or similar company powers and have been duly authorized by all necessary corporate, limited liability company (or similar) action and, if required, stockholder or other equity holder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.    Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority or any exchange under which the Borrower’s Equity Interests are traded, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable Law or the charter, by-laws, limited liability company agreement or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its properties, or give rise to a right thereunder to require the Borrower to make any payment, where such default or payment reasonably can be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of the Borrower (except for Liens created pursuant to the Loan Documents).

Section 3.04.    Financial Statements; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2014 and the related Consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, independent public accountants, and (ii) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2015 and the related Consolidated statements of income and cash flows for the

Fiscal Quarter then ended and for the portion of the Fiscal Year then ended, all certified by the Borrower’s chief financial officer. Such financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of such dates and its Consolidated results of operations and cash flows for such periods in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above and show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof. None of the Borrower or any of its Subsidiaries has on the date hereof any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates.

(b)    As of the date hereof and as of the Effective Date, since December 31, 2014 there has been no material adverse change in the business, operations, assets, financial condition, prospects, contingent liabilities or material agreements of the Borrower and its Subsidiaries, taken as a whole.

(c)    The Borrower has heretofore furnished to each of the Lenders the annual Statutory Statement of each Insurance Company for the fiscal year thereof ended December 31, 2014, and the quarterly Statutory Statement of each Insurance Company for the partial year ended September 30, 2015, in each case as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly in all material respects the financial condition of each Insurance Company as at, and the results of operations for, the fiscal year ended December 31, 2014, and partial year ended September 30, 2015, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority. As of the date hereof and as of the Effective Date, since December 31, 2014, there has been no material adverse change in the financial condition, operations, business, assets or prospects of any Material Insurance Subsidiary from that set forth in its respective Statutory Statement as at December 31, 2014.

Section 3.05.    Insurance Licenses. Schedule 3.05 lists, as of the Effective Date, all of the jurisdictions in which each Insurance Company holds active licenses, certificates of authority, permits or other authorizations to transact insurance and reinsurance business or to act as an insurance agent or broker issued under or pursuant to a Material Applicable Insurance Code (collectively, the “Licenses”). Each Material Insurance Subsidiary is in compliance in all material respects with each License held by it. No License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the knowledge of the Borrower no such suspension or revocation has been threatened under or pursuant to a Material Applicable Insurance Code, except in any such case where such proceedings, suspension or revocation would not reasonably be expected to have a Material Adverse Effect.

Section 3.06.    Borrower’s Subsidiaries.

(a)    As of the Effective Date, the Borrower has no Subsidiaries, other than those set forth on Part A of Schedule 3.06. Part A of Schedule 3.06 accurately identifies as of the Effective Date the jurisdiction under the laws of which each such Subsidiary is formed and whether such Subsidiary is or is not, as the case may be, a Material Subsidiary as of the Effective Date.

(b)    Set forth on Part B of Schedule 3.06 is a complete and correct list of all Investments (other than (i) Investments disclosed in Part A of said Schedule 3.06 and any other Investments existing as of the date hereof permitted under Section 6.04 and (ii) Guarantees of Debt the aggregate principal or face amount of which Debt is less than $5,000,000) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (A) the identity of the Person or Persons holding such Investment and (B) the nature of such Investment. Except as disclosed in Part B of Schedule 3.06, each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such Investments.

Section 3.07.    Litigation. There is no action, suit, arbitration proceeding or other proceeding, inquiry or investigation, at law or in equity, before or by any arbitrator or Governmental Authority pending against the Borrower or any Subsidiary or of which the Borrower or any Subsidiary has otherwise received notice or which, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary (i) as to which, but after giving effect to any applicable insurance claim reserve, there is a reasonable possibility of an unfavorable decision, ruling or finding which would reasonably be expected to result in a Material Adverse Effect or (ii) that challenges the validity, enforceability or legality of any of the Loan Documents or the Financing Transactions.

Section 3.08.    Compliance with Laws and Agreements; Anti-Terrorism Laws. (a) The Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including (i) all Environmental Laws, (ii) ERISA, (iii) applicable laws, regulations and orders dealing with intellectual property, and (iv) the Fair Labor Standards Act and other applicable law dealing with such matters) and all indentures, agreements and other instruments binding on it or its property, except where failures to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

(b)    Without limiting the generality of paragraph (a), above, each Material Insurance Subsidiary is in compliance, in all material respects, with each Material Applicable Insurance Code and the other requirements applicable to it of its Applicable Insurance Regulatory Authority.

(c)    None of the Borrower or any Subsidiary is in violation in any material respect of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d)    None of the Borrower or any Affiliate thereof or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)    a Person that is listed in the annex to the Executive Order No. 13224;

(ii)    a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to the Executive Order No. 13224;

(iii)    a Person with which any Lender or any Letter of Credit Issuer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)    a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)    a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)    a Person that is affiliated or associated with a Person listed above;

(e)    None of the Borrower, any Subsidiary or any of their agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

Section 3.09.    Investment Company Status. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.10.    Taxes. The Borrower and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Borrower is the “common parent” (within the meaning of Section 1504 of the Internal Revenue Code) of such group. The Borrower and its Material Subsidiaries have filed all Federal income Tax returns and all other material Tax returns that are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessments received by the Borrower or any of its Subsidiaries, unless such Taxes or assessments are being contested in compliance with Section 5.05. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. As of the Effective Date, the Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

Section 3.11.    Material Debt Agreements and Liens.

(a)    Included on Schedule 6.01 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Borrower or any of its Subsidiaries, outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 6.01.

(b)    Included on Schedule 6.02 is a complete and correct list of each Lien securing Debt of any Person outstanding on the date hereof and on the Effective Date the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Debt secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 6.02.

Section 3.12.    Environmental Matters. Each of the Borrower and its Material Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

Section 3.13.    Equity Obligations. Except as set forth on Schedule 3.13, as of the date hereof, there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Equity Interests of the Borrower.

Section 3.14.    No Reliance. The Borrower has made, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it has deemed appropriate, its own decision to enter into this Agreement and has made (and will continue to make), independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it has deemed appropriate (or shall deem appropriate at the time), its own legal, credit and tax analysis of the transactions contemplated hereby.

Section 3.15.    ERISA, Compliance by the Borrower and its Subsidiaries with the provisions hereof and Loans and Letters of Credit contemplated hereby will not involve any Prohibited Transaction within the meaning of ERISA or section 4975 of the Code or any breach of any other comparable foreign Law. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan, (iii) is in compliance in all respects with all other applicable provisions of ERISA and the Code with respect to each Plan, and (iv) has not incurred any liability under the Title IV of ERISA with respect to any Plan, any Multiemployer Plan, or any trust established thereunder, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Plan or trust created thereunder has been terminated, and there have been no ERISA Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan, which termination or ERISA Event would reasonably be expected to give rise to a liability of the Borrower or any ERISA Affiliate in respect thereof which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15 hereto, neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multiemployer Plan, or a “contributing sponsor” (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan. Each Plan that is intended to be so qualified under section 401(a) of the Code in fact is so qualified, except for any failure of qualification which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has any liability (contingent or otherwise) for the payment of post-retirement health or life insurance benefits, except (A) as has been disclosed prior to the date hereof to the Lenders in writing or on any financial statements of the Borrower and its Subsidiaries or any ERISA Affiliate provided to the Administrative Agent and the Lenders, or (B) for such contingent liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.16.    Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying any such margin stock. No proceeds of any Loan or drawings under any Letter of Credit will be used directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 3.17.    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All of the reports, financial statements, certificates and other written information (other than projected financial information) that have been made available by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

Section 3.18.    Solvency. Immediately after the Financing Transactions to occur on the Effective Date are consummated and after giving effect to the application of the proceeds of each Loan made on the Effective Date and after giving effect to the application of the proceeds of each Loan made on any other date, (a) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Effective Date.

ARTICLE 4

CONDITIONS

Section 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Letter of Credit Issuers to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied or waived by each Lenders:

(a)    The Administrative Agent shall have received counterparts hereof signed by the Borrower and each of the Lenders listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof).

(b)    The Administrative Agent shall have received favorable written opinion letter addressed to the Administrative Agent and the Lenders and dated the Effective Date of Sidley Austin LLP, special counsel for the Borrower, and Neal R. Scharmer, General Counsel of the Borrower, which opinion letters shall cover such matters relating to the Borrower, the Loan Documents or the Financing Transactions as the Administrative Agent or the Required Lenders shall reasonably request and otherwise shall be in form and content reasonably satisfactory to the Administrative Agent. The Borrower requests such counsel to deliver such opinion letter.

(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and its Material Subsidiaries, the authorization for and validity of the Financing Transactions and any other legal matters relating to the Borrower, its Material Subsidiaries, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (b), (c) and (d) of Section 4.02.

(e)    The Required Lenders shall not have notified the Administrative Agent of their determination that, since December 31, 2014, any event, development or circumstance has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)    The Administrative Agent shall not have become aware of any information or other matter affecting the Borrower or the Financing Transactions which was in existence prior to the date of this Agreement and is inconsistent in a material and adverse manner with any such information or other matter disclosed to them prior to the date of this Agreement.

(g)    The Borrower shall have paid all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Loan Documents.

(h)    All consents and approvals required to be obtained from any Applicable Insurance Regulatory Authority or other Governmental Authority or other Person in connection with the Financing Transactions shall have been obtained and be in full force and effect, except where failure to obtain such approval or consent would not reasonably be expected to have a Material Adverse Effect.

(i)    The Administrative Agent and the Lenders shall have received from the Borrower such other certificates and other documents as the Administrative Agent or any Lender may reasonably have requested, including the promissory note complying with Section 2.09(e) of any Lender requesting such promissory note.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Letter of Credit Issuers to issue Letters of Credit shall not become effective unless each of the foregoing conditions is satisfied (or waived by each Lender) before 5:00 p.m., Prevailing Eastern Time, on or before February 19, 2016 (and, if any such condition is not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02.    Conditions to Initial Utilization and Each Subsequent Utilization. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial Borrowing), the obligation of the Swingline Lender to make any Swingline Loan (including the initial Swingline Loan, if such initial Swingline Loan is made prior to the occasion of the initial Borrowing and the issuance of the initial Letters of Credit), and the obligation of any Letter of Credit Issuer to issue, amend, renew or extend any Letter of Credit (including the initial Letters of Credit, if such initial Letters of Credit are issued prior to the occasion of the initial Borrowing and the making of the initial Swingline Loan), is each subject to receipt of the Borrower’s request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)    The Effective Date shall have occurred.

(b)    Immediately before and immediately after giving effect to such Borrowing or Swingline Loan, as applicable, no Default shall have occurred and be continuing.

(c)    The representations and warranties of the Borrower set forth in the Loan Documents shall be true in all material respects on and as of the date of such Borrowing or Swingline Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to such qualification therein) in all respects as of such date.

(d)    Immediately before and after such Borrowing or Swingline Loan is made, or a Letter of Credit is issued, amended, renewed or extended, as applicable, the Total Outstanding Amount will not exceed the Total Commitment.

Each Borrowing, each Swingline Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b), (c) and (d) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, all Letters of Credit have expired or been cancelled, all LC Disbursements have been reimbursed, and all other Obligations (other than unasserted claims for indemnity) have been paid and satisfied in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01.    Financial Statements and Other Information. The Borrower shall furnish to the Administrative Agent (for delivery to each Lender):

(a)    as soon as available and in any event within 90 days after the end of each Fiscal Year, its audited Consolidated balance sheet as of the end of such Fiscal Year and the related statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit or as to the Borrower’s or any Material Subsidiary’s continued viability as a ‘going concern’ or similar qualification or exception) as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with generally accepted auditing standards;

(b)    as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its Consolidated balance sheet as of the end of such Fiscal Quarter and the related statements of income and cash flows for such Fiscal Quarter and for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as (i) reflecting all adjustments (which adjustments are normal and recurring unless otherwise disclosed) necessary for a fair presentation of the results for the period covered and (ii) having been prepared in accordance with the applicable rules of the SEC;

(c)    concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, Section 6.12 and Section 6.13, and (iii) identifying any change(s) in GAAP or in the application thereof that have become effective since the date of, and have had an effect on, the Borrower’s most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section (and, if any such change has become effective, specifying the effect of such change on the financial statements accompanying such certificate);

(d)    concurrently with each delivery of financial statements under clause (a) above, a certificate of a Financial Officer identifying any Subsidiary that has been formed or acquired during the Fiscal Year covered by such financial statements;

(e)    promptly after the same become publicly available, copies of all periodic and other material reports and proxy statements filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC; provided that any information or document that is required to be furnished by this clause (e) and that is filed with the SEC via the EDGAR filing system shall be deemed to be furnished;

(f)    promptly upon the effectiveness of any material amendment or modification of, or any waiver of the rights of the Borrower or any Material Subsidiary under, the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents of the Borrower or any Material Subsidiary, and

(g)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request;

provided that any information or document that is required to be furnished by any of clauses (a), (b), (f), and (g) of this Section 5.01 and that is filed with the SEC via the EDGAR filing system shall be deemed to be furnished so long as the Borrower provides to the Administrative Agent and the Lenders electronic or written notice of the posting of such information or document.

Section 5.02.    Notice of Material Events. The Borrower shall furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority or Applicable Insurance Regulatory Authority against or affecting the Borrower or any Subsidiary that would reasonably be expected (taking into account the likelihood of an adverse determination) to result in a Material Adverse Effect or the filing any other legal or arbitral proceedings, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except proceedings that would not (either individually or in the aggregate) reasonably be expected (taking into account the likelihood of an adverse determination) to have a Material Adverse Effect ;

(c)    the occurrence of any ERISA Event that could reasonably be expected to result in liabilities of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(d)    the occurrence of any change in the Best Rating;

(e)    any change in any Applicable Insurance Code that could reasonably be expected to have a Material Adverse Effect, promptly upon a Financial Officer’s (i) becoming aware of such change and (ii) reaching the belief that such change could reasonably be expected to have a Material Adverse Effect;

(f)    a Financial Officer’s becoming aware of any change in the published financial strength rating by Best of any Person to which any Insurance Company has ceded risk (exceeding $10,000,000 in the aggregate as to such Person) pursuant to a Reinsurance Agreement (other than the Intercompany Pooling Arrangement) if such change causes such published rating to be “B++” or lower; and

(g)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.    Insurance Company Reporting. The Borrower shall furnish to the Administrative Agent and each Lender copies of the following:

(a)    promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 45 days after the end of each for the first three quarterly fiscal periods of each fiscal year of each Insurance Company, its quarterly Statutory Statement for such quarterly fiscal period, together with the opinion thereon of a senior financial officer of such Insurance Company stating that such Statutory Statement presents the financial condition of such Insurance Company for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

(b)    promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 90 days after the end of each fiscal year of each Insurance Company, the annual Statutory Statement of such Insurance Company for such year, together with (i) the opinion thereon of a senior financial officer of such Insurance Company stating that said annual Statutory Statement presents the financial condition of such Insurance Company for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) a certificate of a valuation actuary affirming the adequacy of reserves taken by such Insurance Company in respect of future policyholder benefits as at the end of such fiscal year (as shown on such Statutory Statement);
(c)    promptly after any Insurance Company receives the results of a triennial examination by the NAIC of the financial condition and operations of such Insurance Company or any of its Subsidiaries, a copy thereof;

(d)    promptly following the delivery or receipt by the Borrower or any of its Insurance Subsidiaries of any correspondence, notice or report to or from any Applicable Insurance Regulatory Authority that, to any material extent, questions the financial viability of, or asserts a failure to be financially viable of, any Insurance Company, a copy thereof;

(e)    within five Business Days after receipt, notice from any Applicable Insurance Regulatory Authority of any threatened or actual proceeding for suspension or revocation of any License of any Insurance Company or any similar proceeding with respect to any such License; and

(f)    promptly, notice of any denial of coverage, litigation, or arbitration arising out of any Reinsurance Agreements to which any Insurance Company is a party which denial, litigation or arbitration involves $25,000,000 or more.

Section 5.04.    Existence; Conduct of Business. (a) Except as otherwise permitted by the provisions of Section 6.03, the Borrower shall, and shall cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its respective business, taken as a whole.

(b)    Without limiting the generality of paragraph (a), above, the Borrower shall cause each Material Insurance Subsidiary at all times to comply, in all material respects, with its Material Applicable Insurance Code and the other requirements applicable to it of its Applicable Insurance Regulatory Authority.

Section 5.05.    Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay all of its Material Debt and other material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06.    Insurance. The Borrower shall keep itself and all of its insurable properties, and shall cause each Subsidiary to keep itself and all of its insurable properties, insured at all times to such extent, by such insurers, and against such hazards and liabilities as is customarily carried by prudent businesses of like size and enterprise; and promptly upon the Administrative Agent’s written request upon and during the continuance of an Event of Default, the Borrower shall furnish to the Administrative Agent such information about any such insurance as the Administrative Agent may from time to time reasonably request; provided that, nothing in this Section 5.06 shall be deemed to require any of the Borrower’s Subsidiaries to enter into any Reinsurance Agreement and provided, further, that the Borrower and its Subsidiaries may self-insure against such hazards and risks, and in such amounts as is customary for corporations of a similar size and in similar lines of business.

Section 5.07.    NAIC Ratio. In the event that the NAIC or any Applicable Insurance Regulatory Authority shall at any time promulgate any risk-based capital ratio requirements or guidelines, the Borrower shall cause each Insurance Company to comply with the minimum requirements or guidelines applicable to it as established by the NAIC or such Applicable Insurance Regulatory Authority.

Section 5.08.    Proper Records; Rights to Inspect. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which complete and correct entries are made of all transactions relating to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, directors and employees, all at such reasonable times and as often as reasonably requested, but, other than in exigent circumstances, taking into account periodic accounting and regulatory compliance demands on the Borrower and its Subsidiaries.

Section 5.09.    Compliance with Laws.

(a)    The Borrower shall, and shall cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws and ERISA and the respective rules and regulations thereunder) applicable to it or its property, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or any Subsidiary is contesting in good faith by appropriate proceedings or (ii) the failure to comply with which would not reasonably be expected to result in a Material Adverse Effect.

(b)    Without limiting the generality of the foregoing, the Borrower and its Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. The Borrower shall deliver to the Lenders and the Letter of Credit Issuers any certification or other evidence reasonably requested from time to time by any Lender or any Letter of Credit Issuer in its reasonable discretion, confirming the Borrower’s compliance with this Section 5.09(b).

Section 5.10.    Use of Proceeds and Letters of Credit. The proceeds of the Loans and Swingline Loans will be used only to finance the general corporate purposes of the Borrower (including, without limitation, liquidity, acquisitions (except to the extent restricted pursuant to this Agreement), the satisfaction of Debt required by Section 4.01(i), and working capital needs of the Borrower and its Subsidiaries). No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X. Letters of Credit will be requested and used only to finance the general corporate purposes (including working capital needs) of the Borrower and its Subsidiaries, and will not be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X.

Section 5.11.    Further Assurances. If, on the date when all of the Commitments are terminated (whether pursuant to Section 2.08 or otherwise), any Letter of Credit remains outstanding, the Borrower shall deposit with the Administrative Agent in pledge on such date an amount in cash equal to 105% of the total LC Exposure as of such date plus any accrued and unpaid interest thereon. Any amount so deposited (including any earnings thereon) will be withdrawn by the Administrative Agent and applied to pay LC Reimbursement Obligations as they become due; provided that at such time as all outstanding Letters of Credit have expired, and all LC Reimbursement Obligations (plus accrued and unpaid interest thereon) have been paid in full, such amount, to the extent not therefore applied, shall be returned to the Borrower.

ARTICLE 6

NEGATIVE COVENANTS

Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, all Letters of Credit have expired or been cancelled, all LC Disbursements have been reimbursed, and all other Obligations (other than unasserted claims for indemnity) have been paid and satisfied in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01.    Debt; Certain Equity Securities; Prepayments. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Debt, except:

(i)    Debt created under the Loan Documents;

(ii)    Debt existing on the date hereof and (other than Debts that, individually, do not exceed $1,000,000 in principal amount and, in the aggregate, do not exceed $5,000,000) listed in Schedule 6.01 and any refinancing, extension, renewal or refunding of any such Debt that does not increase the principal amount thereof;

(iii)    Debt of Subsidiaries to the Borrower or to other Subsidiaries;
(iv)    (A) additional Debt of the Borrower and its Subsidiaries secured by Liens permitted under Section 6.02(iv) hereof incurred for the acquisition, construction or improvement of real property owned by the Borrower or one or more of its Subsidiaries up to but not exceeding $40,000,000 in the aggregate at any one time outstanding as to all such Debt described in this sub-clause (iv)(A), and (B) additional Debt of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Debt secured by Liens permitted under Section 6.02 hereof) up to but not exceeding $25,000,000 in the aggregate at any one time outstanding as to all such Debt described in this sub-clause (iv)(B);
(v)    additional unsecured Debt not to exceed $100,000,000 in aggregate principal amount at any time outstanding as to the Borrower and its Subsidiaries on a Consolidated basis;
provided that if any of the foregoing Debt under any of clauses (ii), (iv) and (v), above, is Debt of the Borrower owing to a Subsidiary, such Debt shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.
(b)    The Borrower shall not issue Current Redeemable Equity that, when taken together with all other Current Redeemable Equity theretofore issued after the Effective Date, permits any holder thereof to require the redemption or repurchase of such Current Redeemable Equity if the redemption price, purchase price or other consideration required to be paid by the Borrower in connection therewith could exceed $20,000,000 in the aggregate in any twelve-month period.

(c)    The Borrower shall not, and shall not permit any of its Subsidiaries to, make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of any Debt, other than the Obligations, that exceed, as to all such optional payments, prepayments, or redemptions, retirements, defeasances, or acquisitions in any twelve-month period, $20,000,000 in aggregate principal amount if, after giving effect to such optional payment, prepayment, or redemption, retirement, defeasance, or acquisition, the aggregate of (i) the Borrower’s Consolidated cash-on-hand (including Permitted Investments of the types described in clauses (a) through (e), inclusive, of the definition thereof), plus (ii) the amount equal to the Total Commitment, minus the Total Outstanding Amount, would be less than $100,000,000.

Section 6.02.    Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)    Permitted Liens;

(ii)    any Lien on any property of the Borrower or any Subsidiary existing on the date hereof and listed in Schedule 6.02; provided that (A) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)    any Lien existing on any property or asset before the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that first becomes a Subsidiary after the date hereof before the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien will not apply to any other property or asset of the Borrower or any Subsidiary, (C) such Lien will secure only those obligations which it secures on the date of such acquisition or the date such Person first becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (D) the principal amount of Debt secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such property at the time it was acquired (by purchase, construction or otherwise);

(iv)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) the Debt secured by such Liens is permitted by, as applicable, Section 6.01(a)(iv)(A) or Section 6.01(a)(iv)(B), (B) such Liens and the Debt secured thereby are incurred before or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such Liens will not apply to any other property of the Borrower or any Subsidiary;

(v)    Liens to secure a Debt owing to the Borrower; and

(vi)    any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by a Lien permitted by any of clauses (iii), (iv), or (v) of this Section; provided that such Debt is not increased (except by the amount of fees, expenses and premiums required to be paid in connection with such refinancing, extension, renewal or refunding) and is not secured by any additional assets.

Section 6.03.    Fundamental Changes.

(a)    Subject to subsection (d) below, the Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), unless it is a Permitted Acquisition.
(b)    Subject to subsection (d) below, the Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Acquisition, except for (i) Assumed Reinsurance in the ordinary course of business and (ii) Permitted Acquisitions.
(c)    Subject to subsection (d) below, the Borrower shall not, nor shall it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired.
(d)    Notwithstanding the foregoing provisions of this Section 6.03:
(i)    any Subsidiary of the Borrower may be merged or consolidated with or into: (A) the Borrower if the Borrower shall be the continuing or surviving corporation or (B) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;
(ii)    any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise), and the Equity Interests of any Subsidiary may be sold or otherwise transferred, to the Borrower or a Wholly Owned Subsidiary of the Borrower; and
(iii)    any Subsidiary of the Borrower may merge or consolidate with or acquire any other Person if, in the case of a merger or consolidation, the surviving corporation is a Wholly Owned Subsidiary of the Borrower.
Section 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions

(a)    The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except (i) Investments outstanding on the date hereof and identified in Part B of Schedule 3.06, (ii) operating deposit accounts with banks, (iii) securities accounts so long as the securities entitlements thereunder are in respect of Investments that otherwise conform to the requirements of this Section 6.04 and trust accounts so long as the Investments held therein otherwise conform to the requirements of this Section 6.04, (iv) Permitted Investments, (v) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries, provided that the aggregate outstanding Dollar-equivalent amount of all Investments of the Borrower and its Domestic Subsidiaries in Foreign Subsidiaries shall not exceed $25,000,000 at any time, (vi) Hedging Agreements entered into for the purpose of hedging or mitigating risks to which the Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities and, when considered in light of other outstanding Hedging Agreements to which the Borrower or a Subsidiary is party, (A) does not expose the Borrower or such Subsidiaries, as the case may be, to predominantly speculative risks unrelated to the amount of assets, Debt or other liabilities intended to be subject to coverage on a notional basis under such Hedging Agreements and (B) qualifies for hedge accounting under GAAP, including Statement No. 133 of the Financial Accounting Standards Board, and (vii) Permitted Acquisitions.
(b)    The Borrower shall not permit any Insurance Company to make any Investment if, on the date of which such Investment is made and after giving effect thereto, the aggregate value of Investments (other than equity Investments) held by such Insurance Company and all of the other Insurance Companies taken together that are rated lower than “2” by the NAIC or are not rated by the NAIC would exceed 15.0% of the value of the total invested assets of all of the Insurance Companies. As used in this Section 6.04, the “value” of an Investment refers to the value of such Investment that would be shown on the most recent Statutory Statement of the relevant Insurance Company prepared in accordance with SAP.

Section 6.05.    Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any property, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary, except:

(a)    sales of used or surplus equipment and Permitted Investments in the ordinary course of business;

(b)    Sale-Leaseback Transactions permitted pursuant to Section 6.07;

(c)    transactions permitted under Section 6.03;

(d)    the issuance of Equity Interests by any Subsidiary to the Borrower or another Subsidiary; and

(e)    other sales of assets (other than the sale of substantially all of the assets of a Subsidiary) so long as (i) immediately before and after giving effect thereto, no Default shall have occurred and be continuing, and (ii) the Best Rating immediately following the sale’s becoming known publicly is not lower than the Best Rating immediately prior to the sale’s becoming known publicly.

Section 6.06.    Ceded Reinsurance. The Borrower shall not permit any Material Insurance Subsidiary to:
(a)    enter into any Reinsurance Agreement in respect of ceded risk in excess of $5,000,000 with any Person other than (i) another Insurance Company, (ii) any Person for which the most recently published financial strength rating by Best is “B+” or higher or, if such Person is not rated by Best, which has a Statutory Surplus (or the equivalent thereof) of not less than $100,000,000, (iii) any Person that posts security under such Reinsurance Agreement in an amount equal to the total liabilities assumed by such Person, through a letter of credit issued by an “authorized bank” (as such term is defined by the Applicable Insurance Regulatory Authority) or cash collateral deposit or (iv) any other reinsurers acceptable to the Administrative Agent, provided however, that for purposes of the foregoing clause (ii), any “NA” designation shall not be considered a rating of Best;
(b)    enter into any Reinsurance Agreement or Reinsurance Agreements with Lloyd’s of London if the aggregate amount of reinsurance ceded thereby would exceed 30.0% of the aggregate premium volume of reinsurance ceded by the Insurance Companies;
(c)    enter into any Surplus Relief Reinsurance except with another Insurance Company; or
(d)    enter into any Reinsurance Agreement or Reinsurance Agreements if such Reinsurance Agreements will result in a 20.0% or more reduction of net premium volume for the Insurance Companies in any 12-month period.

Section 6.07.    Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any arrangement with any Person (other than the Borrower or any of its Subsidiaries) providing for the leasing to the Borrower or any of its Subsidiaries for a period of more than five years of any property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person (other than the Borrower or any of its Subsidiaries), to which funds have been or are to be advanced by such Person on the security of the property subject to such lease (a “Sale-Leaseback Transaction”) if, after giving effect thereto, the Value (as defined below) of all Sale/Leaseback Transactions at such time would exceed 10% of the Consolidated Net Worth of the Borrower at such time. For purposes of this Section 6.07, “Value” shall mean, with respect to any Sale-Leaseback Transaction as at any time, the amount equal to the greater of (a) the net proceeds of the sale or transfer of the property subject to such Sale-Leaseback Transaction and (b) the fair value, in the opinion of the board of directors of the Borrower of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in such lease; provided that all obligations under such sale-leaseback agreements shall constitute Debt for purposes of calculating compliance with the covenants set forth in this Article 6.

Section 6.08.    Restricted Payments. The Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless, both immediately before and after giving effect to such Restricted Payment, no Default exists.

Section 6.09.    Transactions with Affiliates. Except as expressly permitted by this Agreement (including a transaction otherwise expressly permitted under this Article 6), the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (ii) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate (or in the case of any management agreement and Intercompany Pooling Arrangement among various Insurance Companies, that is approved by the Applicable Insurance Regulatory Authorities), and (iii) nothing in this Section 6.09 shall be deemed to prohibit or restrict (A) the making of Restricted Payments by a Subsidiary to, as the case may be, the Borrower or the Subsidiary that is its immediate parent, (B) Investments permitted pursuant to Section 6.04(a)(v) and Section 6.04(a)(vii), (C) transactions between or among Wholly Owned Subsidiaries of the Borrower or (D) tax sharing, professional expense sharing and similar expense sharing arrangements among the Borrower and its Subsidiaries on customary terms.

Section 6.10.    Restrictive Agreements. The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of the Borrower or any Subsidiary to create or permit to exist any Lien on any of its property or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, or any extension or renewal of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property securing such Debt, (v) clause (a) of this Section shall not apply to customary provisions in a lease if such provisions apply only to the property that is the subject of such lease, (vi) clause (a) of this Section shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) the foregoing shall not apply to any restriction or condition imposed by any agreement or instrument evidencing Indebtedness permitted under this Agreement, so long as any such restrictions and conditions are of a type customarily included in agreements or instruments evidencing investment grade debt or are otherwise not more restrictive or limiting than those set forth in this Agreement.

Section 6.11.    Ratio of Debt to Capital. The Borrower shall not at any time permit the ratio of its Consolidated Debt (of the type described in any or all of clauses (a), (b), (c), (d), (e) and (h) of the definition of “Debt”) to its Total Capitalization to be greater than 0.35 to 1.

Section 6.12.    Consolidated Net Worth. Commencing with the Fiscal Quarter ending December 31, 2015, the Borrower shall not permit its Consolidated Net Worth, as of the end of any Fiscal Quarter, to be less than an amount equal to $577,535,250 plus 40% of positive Consolidated Net Income for each Fiscal Quarter ending after the Effective Date on a cumulative basis.

Section 6.13.    Combined Statutory Surplus. The Borrower shall not permit the Combined Statutory Surplus at any time to be less than $526,727,250.

Section 6.14.    Amendment of Material Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, amend, modify, supplement or waive any of its rights under its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents, in each case in any manner that would reasonably be expected to have a Material Adverse Effect.

Section 6.15.    Lines of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any line or lines of business activity if, after giving effect thereto, less than 90.0% of the Borrower’s Consolidated gross income, determined in accordance with GAAP, would be derived from the business of owning and operating property and casualty and life insurance companies as conducted on the date hereof and businesses related or incidental thereto.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01.    Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)    the Borrower shall fail to pay any principal of any Loan or any LC Reimbursement Obligation when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)    any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    (i) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.0l(a), Section 5.0l(b), Section 5.0l(c), Section 5.0l(d), Section 5.04 (solely with respect to the legal existence of a Person), Section 5.07, or Section 5.10 or in Article 6; or (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.02, Section 5.03 or Section 5.09 and such failure shall continue for five (5) Business Days after the earlier of notice of such failure to the Borrower from the Administrative Agent or knowledge of such failure by an officer of the Borrower;

(e)    the Borrower shall fail to observe or perform any provision of any Loan Document (other than those failures covered by clauses (a), (b), (c) and (d) of this Article 7) and such failure shall continue for thirty (30) days after the earlier of notice of such failure to the Borrower from the Administrative Agent or knowledge of such failure by an officer of the Borrower;

(f)    the Borrower or any of its Subsidiaries shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of any Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(g)    any event or condition occurs that (i) results in any Material Debt becoming due before its scheduled maturity or (ii) enables or permits the holder or holders of Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity (in each case after the giving of notice, the lapse of time or both to the extent provided in the documents evidencing or governing such Material Debt) or (iii) results in the termination of or enables one or more banks or financial institutions (other than the Lenders) to terminate commitments to provide in excess of $100,000,000 aggregate principal amount of credit to the Borrower or its Subsidiaries (in each case after the giving of notice, the lapse of time or both to the extent provided in the documents evidencing or governing such credit);

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any the Borrower or any of its Material Subsidiaries or for a substantial part of’ its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)    the Borrower or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money, not covered by insurance, in an aggregate amount exceeding $25,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of the Borrower or any of its Material Subsidiaries to enforce any such judgment;

(l)    an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)    any provision of any Loan Document (deemed material by the Required Lenders in their good faith determination) after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing; or

(n)    a Change in Control shall occur;

then, and in every such event (except an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower, and (iii) require that the Borrower Cash Collateralize the then current LC Exposure in an amount not less than 105% of such LC Exposure; and in the case of any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower.

Section 7.02.    Application of Proceeds. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Loan Documents or under any other documents relating to this Agreement upon and during the continuance of an Event of Default shall, unless otherwise required by the terms of the other Loan Documents or by applicable Law, be applied as follows:

first, to the payment of all reasonable expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys’ fees, court costs and any foreclosure expenses;

second, to the payment pro rata of interest then accrued on the outstanding Loans;

third, to the payment pro rata of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement;

fourth, to the payment pro rata of the principal balance then owing on the outstanding Loans and the LC Reimbursement Obligations;

fifth, to the payment pro rata of all other amounts owed by the Borrower to the Administrative Agent or any Lender under this Agreement or any other Loan Document (including, without limitation, a deposit with each applicable Letter of Credit Issuer in the aggregate amount of 105% of the aggregate undrawn amount of all such Letter of Credit Issuer’s Letters of Credit outstanding at such time); and

finally, any remaining surplus after all of the remaining Obligations have been paid in full, to the Borrower or to whosoever shall be lawfully entitled thereto.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.01.    Appointment and Authorization. Each Lender Party irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 8.02.    Rights and Powers as a Lender. The Administrative Agent shall, in its capacity as a Lender, have the same rights and powers as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 8.03.    Limited Duties and Responsibilities. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, or be liable for any failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence, willful misconduct or breach of contract in bad faith . The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04.    Authority to Rely on Certain Writings, Statements and Advice. The Administrative Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.    Sub-Agents and Related Parties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent as well as activities as the Administrative Agent hereunder.

Section 8.06.    Resignation; Successor Agent. (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time (and, upon the request of the Required Lenders, will so resign) by notifying the Lenders, the Letter of Credit Issuers and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which shall not be withheld or delayed unreasonably), to appoint a successor Administrative Agent; provided that the consent the Borrower shall not be required if an Event of Default shall have occurred and be continuing. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and the Letter of Credit Issuers, appoint a successor Administrative Agent which shall be a bank or financial institution, or an Affiliate of any such bank or financial institution.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person, remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor to the Administrative Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuers hereunder, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, and without duplication, unless otherwise agreed by the Borrower and such successor Administrative Agent. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Administrative Agent hereunder.

Section 8.07.    Credit Decisions by Lenders. Each Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent or any other Lender Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 8.08.    Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

Section 8.09    [Reserved].

Section 8.10    No Reliance on Administrative Agent’s Customer Identification Program. Each of the Lenders and Letter of Credit Issuers acknowledges and agrees that neither such Lender or Letter of Credit Issuer nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Letter of Credit Issuer’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with any of the Borrower, its Affiliates or its agents, this Agreement, the other Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

ARTICLE 9

MISCELLANEOUS

Section 9.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to the Borrower, to it at 118 Second Avenue SE, Cedar Rapids, Iowa 52401, Attention of Chief Financial Officer (Facsimile No. (319) 286-2512);

(b)    if to the Administrative Agent or to the Swingline Lender, to KeyBank National Association, Agency Services, 127 Public Square, Cleveland, Ohio 44114, Attention of Kathy Koenig, Senior Service Officer (Telecopy No. (216) 370-6113);

(c)    if to the initial Letter of Credit Issuer, to it at KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention of Kathy Koenig, Senior Service Officer (Telecopy No. (216) 370-6113); and

(d)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.

Section 9.02.    Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the making of a Loan nor the issuance, amendment, renewal or extension of a Letter of Credit shall be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.

(b)    No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that no such agreement shall:

(i)    increase the Commitment of any Lender without its written consent;

(ii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the written consent of each Lender Party to which such amount is owed;

(iii)    postpone the maturity of any Loan, or the required date of any mandatory payment of principal (including without limitation pursuant to Section 2.10(b)), or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender Party to which such amount is owed or that holds such Commitment;

(iv)    change the definition of “Percentage” or change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby; or

(v)    change any provision of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to take any action thereunder, without the written consent of each Lender; and

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Letter of Credit Issuer without its prior written consent; and provided further that neither a reduction or termination of Commitments pursuant to Section 2.08, nor an increase in Commitments pursuant to Section 2.11, constitutes an amendment, waiver or modification for purposes of this Section 9.02.

(c)    The Administrative Agent may, but shall have no obligation to, from time to time promulgate revised, replacement Schedules 2.01 (which, upon such promulgation, absent manifest error, shall become Schedule 2.01 hereto) to reflect changes in the parties constituting the Lenders and their respective Commitments pursuant to Assignments, Section 2.08 and Section 2.11, in each instance without the necessity of the agreement of the Borrower and the Required Lenders.

(d)    Notwithstanding the foregoing, if any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 9.15; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Section 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of Squire Patton Boggs (US) LLP, special counsel for the Administrative Agent, in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel for any Lender Party, in connection with the replacement of any Lender pursuant to Section 9.15, and, upon the occurrence and during the continuance of an Event of Default, the enforcement or protection of its rights in connection with the Loan Documents (including its rights under this Section), the Loans or the Letters of Credit, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit.

(b)    The Borrower shall indemnify each of the Lender Parties and their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (i) such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s gross negligence , willful misconduct or breach of contract in bad faith; (ii) such indemnity shall not be available to any Indemnitee for losses, claims, damages, liabilities or related expenses arising out of a proceeding in which such Indemnitee and the Borrower are adverse parties to the extent that the Borrower prevails on the merits, as determined by a court of competent jurisdiction (it being understood that nothing in this Agreement shall preclude a claim or suit by the Borrower against any Indemnitee for such Indemnitee’s failure to perform any of its obligations to the Borrower under the Loan Documents); (iii) the Borrower shall not, in connection with any such proceeding or related proceedings in the same jurisdiction and in the absence of conflicts of interest, be liable for the fees and expenses of more than one law firm at any one time for the Indemnitees (which law firm shall be selected (x) by mutual agreement of the Administrative Agent and the Borrower or (y) if no such agreement has been reached following the Administrative Agent’s good faith consultation with the Borrower with respect thereto, by the Administrative Agent in its sole discretion); (iv) each Indemnitee shall give the Borrower (x) prompt notice of any such action brought against such Indemnitee in connection with a claim for which it is entitled to indemnity under this Section and (y) an opportunity to consult from time to time with such Indemnitee regarding defensive measures and potential settlement; and (v) the Borrower shall not be obligated to pay the amount of any settlement entered into without its written consent (which consent shall not be unreasonably withheld).

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Swingline Lender or any Letter of Credit Issuer under subsection (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or such Letter of Credit Issuer, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or any Letter of Credit Issuer in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the total Exposures and unused Commitments at the time.

(d)    To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable within five Business Days after written demand therefor.

Section 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment it has at the time and any Loans at the time owing to it); provided that:

(i)    except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its Swingline Exposure or LC Exposure, the Swingline Lender and the Letter of Credit Issuers) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii)    unless each of the Borrower and the Administrative Agent otherwise consent, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the relevant Assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and the remaining Commitment or Loans, if any, of the assigning Lender shall not be less than $5,000,000; provided that this clause (iii) shall not apply to an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans;

(iv)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500; provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Lender Affiliate; and

(v)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a completed Administrative Questionnaire;

and provided further that any consent of the Borrower otherwise required under this subsection shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

(c)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Cleveland, Ohio a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, their respective Commitments and the principal amounts (and stated interest) of the Loans and LC Disbursements owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the parties hereto may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this

Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.

(d)    Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any processing and recordation fee referred to in, and payable pursuant to, subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

(e)    Any Lender may, without the consent of the Borrower or any other Lender Party, sell participations to one or more banks or other entities (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (iv) of the first proviso to Section 9.02(b) that affects such Participant. Subject to subsection (f) of this Section, each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(f)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)    Notwithstanding anything to the contrary contained in the foregoing, (i) no such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any agent or representative thereof, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person; and (ii) no such assignment shall be made, or participation sold, by a Lender except in accordance with this Section 9.04.

(i)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Letter of Credit Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05.    USA PATRIOT Act. (a) Each Lender and Letter of Credit Issuer and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

(b)    Each Lender, each Letter of Credit Issuer or assignee or participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender or such Letter of Credit Issuer is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Effective Date, and (2) as such other times as are required under the USA PATRIOT Act.

Section 9.06.    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any fee or other amount payable hereunder is outstanding and unpaid or any Letter of Credit is outstanding or any Commitment has not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the Financing Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.07.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement (i) will become effective when the Administrative Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08.    Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.09.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its

Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliates may have. Each Lender shall notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10.    GOVERNING LAW; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)    Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, County of New York and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such Federal court; provided that if any such New York state or federal court fails or refuses to accept jurisdiction of the matter, each such party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of Ohio sitting in the County of Cuyahoga and of the United States District Court of the Northern District of Ohio). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)    Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12.    Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.    Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations of any Governmental Authority or any stock exchange or similar self-regulated entity or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information either (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to the Borrower, its Subsidiaries or their respective business, other than any such information that is available to any Lender Party on a nonconfidential basis before disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.

Notwithstanding the foregoing, effective from the date of commencement of discussions concerning the transactions contemplated hereby, the parties hereto and each of their employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that have been provided to them relating to such tax treatment and tax structure.

Section 9.14.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged or otherwise received by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such Lender shall have received such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of payment.

Section 9.15.    Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, or if any circumstance exists under Section 9.02 that gives the Borrower the right to replace a non-consenting Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04(b)(iv);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12(a) and any Swingline Exposure and LC Disbursements funded by such Lender pursuant to Section 2.04 hereof) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)    such assignment does not conflict with applicable laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

[No additional provisions are on this page; the page next following is a signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED FIRE GROUP, INC.

By:    /s/ Dawn M. Jaffray
Dawn M. Jaffray, Senior Vice President and Chief Financial Officer

And countersigned by:    /s/ Neal R. Scharmer
Neal R. Scharmer, Vice President, Corporate Secretary and General Counsel

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Letter of Credit Issuer

By:    /s/ James R. Cribbet
James R. Cribbet, Senior Vice President

LENDERS

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:     /s/ James R. Cribbet
James R. Cribbet, Senior Vice President

PRICING SCHEDULE

Pricing Level	Best Rating	Base Rate Margin	1. LEurodollar Margin	Commitment Fee Rate
I	bbb+ or higher	0.000%	1.000%	0.125%
II	bbb	0.250%	1.250%	0.150%
III	bbb- or lower	0.750%	1.500%	0.200%

The Base Rate Margin, Eurodollar Margin and Commitment Fee Rate will initially be set at Pricing Level II based on the current Best Rating and will change thereafter from time to time to conform to the above grid. In the event that, on any day, Best shall not have in effect a Best Rating, the Pricing Level shall be Pricing Level III. The Pricing Level shall be re-determined on each day on which occurs an announcement of a change in the Best Rating.

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

AGREEMENT dated as of ___________________, ___________ among [NAME OF ASSIGNOR] (the “Assignor” and [NAME OF ASSIGNEE] (the “Assignee”).

WHEREAS, this Assignment and Acceptance (the “Agreement”) relates to the Credit Agreement dated as of February 2, 2016 among United Fire Group, Inc. (the “Borrower”), the Assignor and the other Lenders party thereto, KeyBank National Association, as Administrative Agent (the “Administrative Agent”), Swingline Lender and Letter of Credit Issuer (as amended from time to time, the “Credit Agreement”).

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Swingline Loans and Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $____________

WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $______________ are outstanding at the date hereof;

WHEREAS, Swingline Loans in the aggregate principal amount of $______________ are outstanding at the date hereof;

WHEREAS, Letters of Credit in the aggregate undrawn amount of $______________ are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_____________ (the “Assigned Amount”), together with a corresponding portion of each of its outstanding Loans and its Swingline Exposure, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.    Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

SECTION 2.    Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Loans and its Swingline Exposure, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount and the corresponding portion of each of its outstanding Loans and its Swingline Exposure. Upon the execution and delivery hereof by the Assignor and the Assignee [and by the Borrower, the Administrative Agent, the

Swingline Lender and the Letter of Credit Issuer] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and shall acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans, its Swingline Exposure and its LC Exposure and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3.    Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. Commitment fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and promptly pay the same to such other party.

[SECTION 4.    Consent of the Borrower, the Administrative Agent, and the Swingline Lender. This Agreement is conditioned upon the consent of the Borrower, the Administrative Agent and the Swingline Lender pursuant to Section 9.04(b) of the Credit Agreement. The execution of the Agreement by the Borrower, the Administrative Agent and the Swingline Lender is evidence of this consent.]

SECTION 5.    Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower. or the validity and enforceability of the Borrower’s obligations under the Credit Agreement, any note issued thereunder or any Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter its own independent appraisal of the business, affairs and financial condition of the Borrower.

SECTION 6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

The undersigned consent to the foregoing assignment.

[UNITED FIRE GROUP, INC.

By:
Name:
Title:]

[KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Letter of Credit Issuer

By:
Name:
Title:]

Exhibit B
FORM OF [BORROWING] [Swingline Loan] REQUEST
_______________, 20__
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent
127 Public Square
Cleveland, Ohio 44114
Attention: ______________
Re:    Borrowing Request
Ladies and Gentlemen:
The undersigned, UNITED FIRE GROUP, INC., an Iowa corporation (the “Borrower”), refers to the Credit Agreement, dated as of February 2, 2016 (as amended, restated, refinanced or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the Borrower, the Lenders from time to time party thereto (the “Lenders”), and KeyBank National Association, as Administrative Agent, Swingline Lender and Letter of Credit Issuer.
The Borrower hereby gives you notice, irrevocably, pursuant to [Section 2.03] [Section 2.04] of the Credit Agreement, that the undersigned hereby requests [a Borrowing] [a Swingline Loan] under the Credit Agreement, and in that connection therewith sets forth on Annex 1 hereto the information relating to such [Borrowing] [Swingline Loan] (the “Proposed Loan”) as required by [Section 2.03] [Section 2.04] of the Credit Agreement.
In accordance with Section 4.02 of the Credit Agreement, the undersigned hereby certifies that the following statements will be true on the date of the Proposed Loan:
(A)    immediately before and immediately after giving effect to such Proposed Loan, no Default shall have occurred and be continuing;
(B)    the representations and warranties of the Borrower set forth in the Loan Documents shall be true in all material respects on and as of the date of such Proposed Loan, provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to such qualification therein) in all respects as of such date; and
(C)    immediately before and after the Proposed Loan is made, the Total Outstanding Amount will not exceed the Total Commitment.

[Signature Page Follows]

Very truly yours,

UNITED FIRE GROUP, INC.

By:    _____________________________
Name:
Title:

Annex 1
to
Borrowing Request
The Borrower hereby requests a [Borrowing] [Swingline Loan]:

(i)	The aggregate amount of such [Borrowing] [Swingline Loan] is ___________________

(ii)	The date of the [Borrowing] [Swingline Loan] is ______________________, 201_ (a Business Day)

[(iii)	The Borrowing is a [Base Rate Borrowing] [Eurodollar Borrowing]

(iv)	For Eurodollar Borrowing, the initial Interest Period is ___________

(v)	The location and number of the Borrower’s account to which funds are to be disbursed is ________________________]

Exhibit C
FORM OF INTEREST ELECTION
_______________, 20__
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent
127 Public Square
Cleveland, Ohio 44114
Attention: ______________
Re:    Interest Election
Ladies and Gentlemen:
The undersigned, UNITED FIRE GROUP, INC., an Iowa corporation (the “Borrower”), refers to the Credit Agreement, dated as of February 2, 2016 (as amended, restated, refinanced or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the Borrower, the Lenders now or hereafter party thereto (the “Lenders”), and KeyBank National Association, as Administrative Agent, Swingline Lender and Letter of Credit Issuer.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.07 of the Credit Agreement, that the undersigned hereby makes one or more Interest Elections under the Credit Agreement, and in that connection therewith sets forth on Annex 1 hereto the information relating to each such Interest Election as required by Section 2.07 of the Credit Agreement.

[Signature Page Follows]

Very truly yours,

UNITED FIRE GROUP, INC.

By:    ______________________________
Name:
Title:

Annex 1
to
Interest Election
The Borrower hereby makes the following Interest Election:
(i)     The Borrowing (or portion of a Borrowing ) to which the Interest Election applies is ___________________

(ii)	The effective date of the Interest Election is ______________________, 201_ (a Business Day)

(iii)	The resulting Borrowing is a [Base Rate Borrowing] [Eurodollar Borrowing]

(iv)	For a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to the Interest Election is ___________

Schedule 2.01

Commitment Schedule

Name of Lender    Commitment

KeyBank National Association    $50,000,000.00

Total    $50,000,000.00

SCHEDULE 3.05

INSURANCE COMPANY JURISDICTIONS

UNITED FIRE GROUP, INC. COMPANY LICENSES
STATE	UFC	ULIC	ADD	FIC	FPIC	LAF	MIC	MICNJ	UFI	UFL	UFGS
AL	X	X				X			X		X
AK	X				X
AZ	X	X			X				X		X
AR	X	X			X	X			X		X
CA	X	X			X						X
CO	X	X	X		X				X		X
CT	X
DE		X
DC	X
FL	X	X	X		X				X
GA	X								X
HI	X
ID	X	X			X
IL	X	X	X		X				X
IN	X	X	X						X		X
IA	X	X	X		X	X					X
KS	X	X	X		X				X		X
KY	X	X	X						X		X
LA	X	X				X			X		X
ME	X
MD	X	X
MA
MI	X	X	X
MN	X	X	X		X
MS	X	X				X			X		X
MO	X	X	X		X				X		X
MT	X	X			X						X
NE	X	X	X		X	X
NV	X	X			X
NH
NJ	X	X					X	X
NM	X	X			X				X		X
NY	X						X	X
NC	X	X
ND	X	X	X		X
OH	X	X	X						X		X
OK	X	X			X	X			X		X
OR	X				X
PA	X	X		X			X

PR
RI	X
SC	X
STATE	UFC	ULIC	ADD	FIC	FPIC	LAF	MIC	MICNJ	UFI	UFL	UFGS
SD	X	X	X		X
TN	X	X				X			X		X
TX	X	X	X		X				X	X	X
UT	X	X			X						X
VT	X
VA	X	X
VI
WA	X				X
WV	X	X
WI	X	X	X		X				X
WY	X	X
TOTAL	48	37	16	1	24	8	3	2	19	1	19
UFC = United Fire & Casualty Company; ULIC = United Life Insurance Company; ADD = Addison Insurance Company; FIC = Franklin Insurance Company; FPIC = Financial Pacific Insurance Company; LAF = Lafayette Insurance Company; MIC = Mercer Insurance Company; MICNJ = Mercer Insurance Company of New Jersey, Inc.; UFI = United Fire & Indemnity Company; UFL = United Fire Lloyds; and UFGS = UFG Specialty Insurance Company. X = licensed in the state.

SCHEDULE 3.06

PART A.    UNITED FIRE GROUP, INC. SUBSIDIARIES

Subsidiary Name	State of Incorporation	Material Subsidiary
United Life Insurance Company	Iowa	Yes
Addison Insurance Company	Iowa	No
Franklin Insurance Company	Pennsylvania	No
Financial Pacific Insurance Company	California	Yes
Lafayette Insurance Company	Louisiana	Yes
Mercer Insurance Company	Pennsylvania	Yes
Mercer Insurance Company of New Jersey Inc.	New Jersey	No
UFG Specialty Insurance Company	Iowa	No
United Fire & Casualty Company	Iowa	Yes
United Fire & Indemnity Company	Texas	No
United Fire Lloyds	Texas	No
United Real Estate Holdings, LLC	Iowa	No

PART B.    OTHER INVESTMENTS PERMITTED UNDER SECTION 6.04.

NONE

SCHEDULE 3.13

EQUITY INTEREST OBLIGATIONS

NONE

SCHEDULE 3.15

ERISA MATTERS

NONE

SCHEDULE 6.01

EXISTING DEBT

NONE

SCHEDULE 6.02

EXISTING LIENS

NONE

SCHEDULE 6.10

EXISTING RESTRICTIVE AGREEMENTS

NONE